UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)
___________________________________________________

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Synergy Pharmaceuticals Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Synergy Pharmaceuticals Inc.
420 Lexington Avenue, Suite 2012
New York, New York 10170

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June __, 2018

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Synergy Pharmaceuticals Inc. (“Synergy” or the “Company”), which will be held on June __, 2018 at 9:00 a.m. Eastern Daylight Time at the offices of Sheppard Mullin Richter & Hampton LLP, located at 30 Rockefeller Plaza, New York, New York 10112, for the following purposes:

1.	To elect eight (8) members to our Board of Directors;

2.	To hold an advisory vote on executive compensation;

3.	To approve a three-year frequency for holding an advisory vote on executive compensation;

4.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018;

5.	To amend our Second Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 400,000,000 to 500,000,000;

6.	To amend our 2017 Equity Incentive Plan to increase the number of shares approved from 9,000,000 to 19,400,000; and

7.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Synergy’s Board of Directors has fixed the close of business on April __, 2018 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

The Company is pleased to take advantage of Securities and Exchange Commission (the “SEC”) rules that allow companies to furnish their proxy materials over the Internet. The Company is mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials and our Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows the Company to provide its stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 8:30 a.m. Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you do not plan on attending the Annual Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Even if you do plan to attend the Annual Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June __, 2018 at 9:00 a.m. at 30 Rockefeller Plaza, New York, New York 10112.

The proxy statement and annual report to stockholders are available at http://www.pstvote.com/Synergy2018.

By Order of the Board of Directors

/s/ Gary G. Gemignani
Gary G. Gemignani
Secretary
April __, 2018

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save Synergy the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

SYNERGY PHARMACEUTICALS INC.
420 LEXINGTON AVENUE, SUITE 2012
NEW YORK, NEW YORK 10170

PROXY STATEMENT FOR THE
2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE __, 2018

The Board of Directors (the “Board”) of Synergy Pharmaceuticals Inc. (“Synergy” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Sheppard Mullin Richter & Hampton LLP, located at 30 Rockefeller Plaza, New York, New York 10112, on June __, 2018, at 9:00 a.m. Eastern Daylight Time, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares of our common stock are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April __, 2018 to our beneficial owners and stockholders of record who owned our common stock at the close of business on April __, 2018.

Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I Receive a Notice of Internet Availability of Proxy Materials in the Mail instead of a Full Set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet.
Accordingly, we have sent to our stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet free of charge or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically will remain in effect until the stockholder changes the stockholder’s election.

What Does it Mean if I Receive More than One Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on June __, 2018, at 9:00 a.m. Eastern Daylight Time at the offices of Sheppard Mullin Richter & Hampton LLP, located at 30 Rockefeller Plaza, New York, New York 10112. Directions to the Annual Meeting may be found at the back of this Proxy Statement. Information on how to vote in person at the Annual Meeting is discussed below.

Who is Entitled to Vote?

The Board has fixed the close of business on April __, 2018 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On the Record Date, there were _________ shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Philadelphia Stock Transfer, Inc., you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

What am I Voting on?

There are four matters scheduled for a vote:

1.	To elect eight (8) members to our Board of Directors;

2.	To hold an advisory vote on executive compensation;

3.	To approve a three-year frequency for holding an advisory vote on executive compensation;

4.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

5.	To amend our Second Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 400,000,000 to 500,000,000; and

6.	To amend our 2017 Equity Incentive Plan to increase the number of shares approved from 9,000,000 to 19,400,000.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.

2.	Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.	Vote in person. Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.

2.	Vote by mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you are a street name stockholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, _________ shares must be represented in person or by proxy to have a quorum at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, either the chairperson of the Annual Meeting or our stockholders entitled to vote at the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“For” the election of each of the eight (8) members to our Board of Directors;

2.	"For" approval of the advisory vote on executive compensation;

3.	"For" approval of a three-year frequency for holding an advisory vote on executive compensation;

4.	“For” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

5.
"For" the approval of an amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 400,000,000 to 500,000,000.

6.	"For" the approval of an amendment to our 2017 Equity Incentive Plan to increase the number of shares approved from 9,000,000 to 19,400,000.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non- routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Annual Meeting. Our By-Laws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote present thereat vote in favor of such action. Therefore, abstentions will have the same effect as a vote “against” Proposal 2, the approval of the advisory vote on executive compensation, "against" Proposal 3, the approval of a three-year frequency for holding an advisory vote on executive compensation, “against” Proposal 4, the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018, "against" Proposal 5, the amendment to our Second Amended and Restated Certificate of Incorporation, and "against" Proposal 6, the approval of an amendment to our 2017 Employee Incentive Plan.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required
Election of each of the eight (8) members to our Board of Directors	Plurality of the votes cast (the eight directors receiving the most “For” votes)

Approval of advisory vote on executive compensation	A majority of the votes entitled to vote thereon and present at the Annual Meeting

Approval of a three-year frequency for holding an advisory vote on executive compensation	A majority of the votes entitled to vote thereon and present at the Annual Meeting

Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2018	A majority of the votes entitled to vote thereon and present at the Annual Meeting

Amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 400,000,000 to 500,000,000	A majority of the outstanding common stock of the Company entitled to vote

Amendment to our 2017 Equity Incentive Plan to increase the number of shares approved from 9,000,000 to 19,400,000	A majority of the votes entitled to vote thereon and present at the Annual Meeting

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of Synergy by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170, Attention: Secretary, or by facsimile at 212-297-0019. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters’ Rights of Appraisal?

Synergy stockholders do not have appraisal rights under Delaware law or under Synergy’s governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2019 Annual Meeting?

Any appropriate proposal submitted by a stockholder and intended to be presented at the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) must be submitted in writing to the Company’s Secretary at 420 Lexington Avenue, Suite 2012, New York, New York 10170, and received not later than April __, 2019 but no earlier than March __, 2019 to be includable in the Company’s proxy statement and related proxy for the 2019 Annual Meeting. However, if the date of the 2019 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from, June __, 2019, to be considered for inclusion in proxy materials for our 2019 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 420 Lexington Avenue, Suite 2012, New York, New York 10170, on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company for the 2019 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

Members of the Board have an interest in Proposal 1, the election to the Board of the eight director nominees set forth herein, as each of the nominees is currently a member of the Board. Members of the Board and executive officers of Synergy have an interest in Proposal 2 and Proposal 3 to the extent they are compensated by the Company. Members of the Board and executive officers of Synergy do not have any interest in Proposal 4, the ratification of the appointment of our independent registered public accounting firm. Members of the Board and executive officers of Synergy have an interest in Proposal 5 and Proposal 6 to the extent that they are shareholders of the Company.

PROPOSAL 1

ELECTION OF DIRECTORS

Synergy’s By-laws currently specify that the number of directors shall consist of one or more members, the exact number of which shall initially be fixed from time to time by the Board of Directors (the “Board”). Synergy’s Board currently consists of eight (8) persons and all of them have been nominated by Synergy to stand for re-election. Each director is elected or nominated to the Board until the following annual meeting of stockholders and until his successor has been elected and qualified or until the director’s earlier resignation or removal.

The Board, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated Gary S. Jacob, Troy Hamilton, Melvin K. Spigelman, John P. Brancaccio, Thomas H. Adams, Alan F. Joslyn, Richard J. Daly and Timothy S. Callahan for election as directors of Synergy. All of the nominees are existing directors of Synergy and each of the nominees has consented to being named as a nominee for director of Synergy and has agreed to serve if elected.

At the Annual Meeting, the stockholders will elect eight directors to hold office until the 2019 annual meeting of stockholders. Directors are elected by a plurality of votes cast by stockholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the By-Laws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the eight nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of April __, 2018.

Name	Age	Position
Gary S. Jacob	71	Executive Chairman
Troy Hamilton	46	Director and Chief Executive Officer
Melvin K. Spigelman	69	Director
John P. Brancaccio	70	Director
Thomas H. Adams	75	Director
Alan F. Joslyn	59	Director
Richard J. Daly	57	Director
Timothy S. Callahan	47	Director

Gary S. Jacob, Ph.D. has served as Chairman since September 2013, as our President, Chief Executive Officer from July 2008 until December 2017, Executive Chairman since December 2017 and as Director since July 2008. Since May 2013, Dr. Jacob has also been serving as Chairman of our previously wholly-owned subsidiary, ContraVir Pharmaceuticals, Inc., a biopharmaceutical drug development company and was Chief Executive Officer of ContraVir from May 2013 until March 2014. Dr. Jacob served as Chief Executive Officer of Callisto Pharmaceuticals, Inc. from May 2003 until January 2013 and a director from October 2004 until January 2013. Dr. Jacob currently serves as a director of Trovagene, Inc., a precision cancer monitoring company. Dr. Jacob has over twenty-five years of experience in the pharmaceutical and biotechnology industries across multiple disciplines including research & development, operations and business development. Prior to 1999, Dr. Jacob served as a Monsanto Science Fellow, specializing in the field of glycobiology, and from 1997 to 1998 was Director of Functional Genomics, Corporate Science & Technology, at Monsanto Company. Dr. Jacob also served from 1990 to 1997 as Director of Glycobiology at G.D. Searle Pharmaceuticals Inc. During the period of 1986 to 1990, he was Manager of the G.D.

Searle Glycobiology Group at Oxford University, England. Dr. Jacob’s broad management expertise in the pharmaceutical and biotechnology industries provides relevant experience in a number of strategic and operational areas and led to the Board’s conclusion that he should serve as a director of our company.

Troy Hamilton, PharmD, M.B.A. has served as our Chief Executive Officer since December 2017 and Director since January 2018. Previously he served as our Executive Vice President, Chief Commercial Officer from February 2016 to December 2017 and as our Senior Vice President, Chief Commercial Officer from July 2015 to February 2016. Mr. Hamilton has over 20 years of experience in the pharmaceutical industry, with an emphasis on general management, P&L responsibility, commercialization, partnerships, acquisitions, and global product launches in the gastroenterology and primary care markets. Prior to joining Synergy, Mr. Hamilton held multiple commercial leadership roles over a nine year period at Shire Pharmaceuticals. Most recently, he was Vice President, Product Strategy and Commercial Lead for Shire’s Gastrointestinal (GI) Business Unit. Prior to this, he served as Vice President of GI International Marketing as part of a two year international assignment based in Belgium, and as General Manager for the Inflammatory Bowel Disease franchise globally. Mr. Hamilton joined Shire in 2006 as the head of US Marketing, leading the successful launch of Lialda® and continued commercialization of Pentasa®. Previously, he spent 10 years at Johnson & Johnson’s Janssen Pharmaceuticals and McNeil Specialty Products in a number of in-house and field-based leadership roles within GI/primary care brand management, strategic planning, new product development, and medical services. Mr. Hamilton holds a BS in Pharmacy and PharmD from the University of the Sciences in Philadelphia and an MBA from St. Joseph’s University. Mr. Hamilton’s expertise in pharmaceutical commercial sales and strategy qualifies him to serve as a member of our board of directors.

Melvin K. Spigelman, M.D. has served as a director of our company since August 2008. Since January 2009, Dr. Spigelman has served as President and CEO and from June 2003 to December 2008 as Director of Research and Development for the Global Alliance for TB Drug Development, a non-profit organization which seeks to accelerate the discovery and development of faster- acting and affordable drugs to fight tuberculosis. Dr. Spigelman was President of Hudson-Douglas Ltd, a consulting company, from June 2001 to June 2003. From 2000 to 2001, Dr. Spigelman served as a Vice President, Global Clinical Centers at Knoll Pharmaceuticals, a pharmaceutical unit of BASF Pharma, and from 1992 to 2000, Dr. Spigelman was the Vice President of Research and Development at Knoll. Dr. Spigelman has been a director of The Medicines Company since September 2005. Dr. Spigelman received a B.A. in engineering from Brown University and an M.D. from The Mount Sinai School of Medicine. Dr. Spigelman’s expertise in drug development and management qualifies him to serve as a director of our company.

John P. Brancaccio, a retired CPA, has served as a director of our company since July 2008. Since May 2013, Mr. Brancaccio has also been serving as a Director of our previously wholly-owned subsidiary, ContraVir Pharmaceuticals, Inc., a biopharmaceutical drug development company. From April 2004 until May 2017, Mr. Brancaccio was the Chief Financial Officer of Accelerated Technologies, Inc., an incubator for medical device companies. From May 2002 until March 2004, Mr. Brancaccio was the Chief Financial Officer of Memory Pharmaceuticals Corp., a biotechnology company. From 2000 to 2002, Mr. Brancaccio was the Chief Financial Officer/Chief Operating Officer of Eline Group, an entertainment and media company. Mr. Brancaccio is currently a director of Tamir Biotechology, Inc., Rasna Therapeutics, Inc., and Trovagene, Inc. Mr. Brancaccio’s chief financial officer experience provides him with valuable financial and accounting expertise which the Board believes qualifies him to serve as a director of our company.

Thomas H. Adams, Ph.D. has served as a director of our company since July 2008. Since June 2005, Dr. Adams has served as a director of IRIS International, Inc., a diagnostics company, and as Chief Technology Officer of IRIS from April 2006 until November 2012 when it was acquired by Danaher Corporation. Dr. Adams served as Chairman and Chief Executive Officer of Leucadia Technologies, a privately held medical-device company, from 1998 to April 2006, when Leucadia was acquired by IRIS. In 1989, Dr. Adams founded Genta, Inc., a publicly held biotechnology company in the field of antisense technology, and served as its Chief Executive Officer until 1997. Dr. Adams founded Gen-Probe, Inc. in 1984 and served as its Chief Executive Officer and Chairman until its acquisition by Chugai Biopharmaceuticals, Inc. in 1989. Before founding Gen-Probe, Dr. Adams held management positions at Technicon Instruments and the Hyland Division of Baxter Travenol. He has significant public-company experience serving as a director of Biosite Diagnostics, Inc., a publicly held medical research firm, from 1989 to 1998 and as a director of Invitrogen, a publicly held company that develops, manufactures and markets research tools and products, from 2000 to 2002. Dr. Adams currently serves as a director of Xifin, Inc., a private lab billing company and Chairman of the Board of Trovagene, Inc. In addition, Dr. Adams is a member of the board of ContraVir Pharmaceuticals, Inc. Dr. Adams holds a Ph.D. in Biochemistry from the University of California, at Riverside. Dr. Adams’s executive leadership, particularly in the healthcare field, and the extensive healthcare expertise he has developed qualifies Dr. Adams to serve as a director of our company.

Alan F. Joslyn, Ph.D. has served as a director of our company since October 2009. Since June 2016 he has served as Chief Executive Officer and director of Oragenics, Inc. Since April 2014, Dr. Joslyn has been a partner in Lazarus Pharmaceuticals,

LLC. From March 2010 to April 2014, Dr. Joslyn was a drug development consultant to Sentinella Pharmaceuticals. From August 2009 to October 2012 Dr. Joslyn served as the Chief Executive Officer of Edusa Pharmaceuticals, a privately held biotechnology company. From March 2007 to March 2009, Dr. Joslyn served as President and Chief Executive Officer of Mt. Cook Pharma and as Senior Vice President of Research & Development at Penwest Pharmaceuticals from 2004 to 2007. From 1995 to 2004, Dr. Joslyn held a number of leadership positions within Johnson & Johnson focusing on development of gastroenterology products including Propulsid®, Motilium®, Aciphex® and prucalopride. Dr. Joslyn received his B.S. in medicinal chemistry, B.A. in biology and Ph.D. in biochemical pharmacology from the State University of New York at Buffalo. Dr. Joslyn’s extensive expertise in gastroenterology and product development qualifies Dr. Joslyn to serve as a director of our company.

Richard J. Daly has served as a director of our company since June 2015. Mr. Daly has over 25 years of commercial pharmaceutical experience working in positions of progressive responsibility in sales, marketing and operations. Since February 2016, Mr. Daly has been a director and CEO of Neuralstem, Inc. From November 2015 until February 2016, Mr. Daly was a managing partner at Ravine Rock Partners, LLC, a bio-pharmaceutical consulting company. Prior to that, from August 2013 until February 2014, Mr. Daly (as an employee of BMS) was the U.S. President of the BMS-AZ Diabetes Alliance. In February 2014 AstraZeneca purchased the BMS interest in the Diabetes Alliance and Mr. Daly became the President of U.S. Diabetes, a subsidiary of AstraZeneca Pharmaceutical LP. He served in this position until November 2014. From October 2011 until November 2012, Mr. Daly was a founding partner, board member and investor in SagePath Partners LLC, a commercial outsourcing provider to the pharmaceutical industry. Between July 2008 and October 2011, Mr. Daly was executive vice president of North and South America for Takeda NA, the North American subsidiary of Takeda Pharmaceuticals. Since February 2015, Mr. Daly has also served on the board of directors of Catalyst Pharmaceuticals and Andean Health & Development. Mr. Daly holds a BS in Microbiology from The University of Notre Dame and an MBA from Northwestern University’s Kellogg Graduate School of Management. Mr. Daly’s executive leadership, particularly in the healthcare field, and the extensive healthcare expertise he has developed qualifies Mr. Daly to serve as a director of our company.

Timothy S. Callahan has served as a director of our company since June 2015. Mr. Callahan is a global life sciences business leader that has served as an independent advisor to the biopharma industry since 2015. Previously, he spent over two decades in leadership positions in the industry, most recently serving as Senior Vice President, Commercial Operations at Actavis plc (now Allergan) where he played a leadership role in the transformation of the Actavis brand business into a $7B/year division with a focus in Gastroenterology, Women’s Health, Urology, Dermatology, and other specialty markets. From 2010-2012, Mr. Callahan built and led the growth of both the international brand and biosimilar businesses at Actavis as its Vice President, International Brands & Biologics Marketing, and from 2003-2009 he served as Vice President, Sales & Marketing for the company’s Nephrology division. Earlier in his career, Mr. Callahan held positions of increasing responsibility in commercial leadership at Watson Pharmaceuticals and Schein Pharmaceutical. Mr. Callahan was educated at Cornell University and holds a Bachelor of Science degree in Applied Economics and Business Management. Mr. Callahan’s extensive experience in leading global commercial pharmaceutical organizations, as well as his expertise building specialty biopharma business via organic growth and acquisition qualifies Mr. Callahan to serve as a director of our company.

Information Regarding the Board of Directors and Corporate Governance

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers. There are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

Board Responsibilities and Structure

The Board oversees, counsels and directs management in the long-term interest of Synergy and its stockholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of Synergy. The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

The following table identifies the independent and non-independent Board and Committee members during fiscal year 2017 in accordance with NASDAQ Listing Rule 5605(a)(2):

Name	Independent	Audit	Compensation	Corporate Governance/ Nominating	Commercial	Compliance
Gary S. Jacob
Melvin K. Spigelman(1)	☒	☒	☒
John P. Brancaccio	☒	☒*	☒			☒
Thomas H. Adams	☒		☒*	☒
Alan F. Joslyn	☒			☒		☒
Richard J. Daly	☒		☒	☒*	☒
Timothy S. Callahan	☒	☒			☒	☒*
_____________________________
* Committee Chairman
(1) Lead Independent Director

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2017, the Board held a total of 12 meetings and acted by unanimous written consent 4 times, the Audit Committee held a total of 4 meetings and did not take any action by unanimous written consent, the Compensation Committee held a total of 13 meetings and acted by unanimous written consent 9 times, the Corporate Governance/Nominating Committee held 1 meeting. None of our incumbent directors attended fewer than 75% of the total number of meetings held by the Board and the committees on which, and for the period during which, the director served during fiscal year 2017.

Policy Regarding Attendance at Annual Meetings of Stockholders

Synergy does not have a policy with regard to Board members’ attendance at annual meetings. All of the directors serving on the Board as of such time attended our 2017 annual meeting of stockholders

Board Leadership Structure

Our Board has chosen to separate the roles of Chief Executive Officer and Chairperson of the Board. Mr. Hamilton is our Chief Executive Officer and Dr. Jacob is our Executive Chairman. As Chief Executive Officer, Mr. Hamilton is responsible for day-to-day management of the company and the overall execution of our strategy. Our Board believes that it is currently in the best interests of Synergy and its stockholders for Dr. Jacob to serve as our Executive Chairman, for the following reasons:

•	Dr. Jacob’s previous experience as our Chief Executive Officer as well as his experience serving as Chairman of the Board since May 2008 enable him to provide unique insight into our company; and

•
Dr. Jacob has deep knowledge of our industry and strong relationships across the industry and in the scientific and medical communities and can help Synergy execute its strategy and business plans to maximize stockholder value.

The duties of our Executive Chairman are as follows:

•	Providing guidance to the CEO on product development, corporate leadership, and management skills

•	Maintaining key academic scientific relationships that support TRULANCE pharmacological and mechanism of action studies

•	Transition investor relationships to CEO and support him on building his relationships

In addition, the independent directors have designated a Lead Independent Director, Dr. Melvin Spigelman. The Lead Independent Director duties include:

•	presiding at meetings of the Board at which the Executive Chairman is not present, including executive sessions of the independent directors;

•	serving as principal liaison between the independent directors and the Executive Chairman and between the independent directors and senior management;

•	approving agendas for the Board;

•	approving meeting schedules to ensure there is sufficient time for discussion of all agenda items;

•	calling meetings of the independent directors when necessary and appropriate;

•	advising the Board and the Board committees on the retention of advisers and consultants to report directly to the Board; and

•	communicating to management, as appropriate, the results of private discussions among independent directors.
Risk Oversight

The Board, as a unified body and through committee participation, organizes the execution of its monitoring and oversight roles and does not expect its Chairman to organize those functions. The Board has five standing committees—Audit, Compensation, Corporate Governance/Nominating, Commercial and Compliance. The membership of each of the Board committees, except the Compliance Committee, is comprised of independent directors, with each of the committees having a separate chairman, each of whom is an independent director. Our non-management members of the Board meet in executive session at each Board meeting.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks the company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that establishing the right “tone at the top” and that full and open communication between executive management and the Board are essential for effective risk management and oversight. Our CEO communicates frequently with members of the Board to discuss strategy and challenges facing the company. Senior management usually attends our regular quarterly Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. Each quarter, the Board receives presentations from senior management on matters involving our areas of operations.

Director Independence

The Board has determined that a majority of the Board consists of members who are currently “independent” as that term is defined under NASDAQ Listing Rule 5605(a)(2). The Board considers Messrs. Spigelman, Brancaccio, Joslyn, Daly, Callahan and Adams to be “independent”.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent registered public accountants, (ii) appointing, replacing and discharging the independent auditors, (iii) pre-approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditors. The Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the SEC.

The Audit Committee currently consists of John P. Brancaccio, chairman of the Audit Committee, Timothy S. Callahan and Melvin K. Spigelman. Under the applicable rules and regulations of NASDAQ, each member of a company’s audit committee must be considered independent in accordance with NASDAQ Listing Rule 5605(c)(2)(A)(i) and (ii) and Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that each of Mr. Brancaccio, Mr. Callahan and Mr. Spigelman is

“independent” as that term is defined under applicable NASDAQ and SEC rules. Mr. Brancaccio is our audit committee financial expert. The Board has adopted a written charter setting forth the authority and responsibilities of the Audit Committee, which is available on our website at http://www.synergypharma.com under “Investors”.

Compensation Committee

The Compensation Committee has responsibility for assisting the board of directors in, among other things, evaluating and making recommendations regarding the compensation of the executive officers and directors of our company; assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy; producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC; periodically evaluating the terms and administration of our incentive plans and benefit programs, and monitoring of compliance with the legal prohibition on loans to our directors and executive officers.

The Compensation Committee currently consists of Thomas H. Adams, chairman of the Compensation Committee, John P. Brancaccio, Richard J. Daly and Melvin K. Spigelman. The Board has determined that all of the members are “independent” under NASDAQ Listing Rule 5602(a)(2). The Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee, which is available on our website at http://www.synergypharma.com under “Investors”.

During the year ended December 31, 2017, we engaged Radford, a unit of Aon Hewitt, an outside compensation consulting firm, to review our compensation policies and to conduct a competitive assessment for our employees including our named executive officers. The assessment completed by Radford was presented to the Compensation Committee in conjunction with the Compensation Committee’s review of the compensation of our named executive officers.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee was, during 2017, an officer or employee of ours, was formerly an officer of ours or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee has responsibility for assisting the Board in, among other things,
(i) effecting Board organization, membership and function, including identifying qualified board nominees, (ii) effecting the organization, membership and function of the committees of the Board, including the composition of the committees of the Board and recommending qualified candidates for the committees of the Board, (iii) evaluating and providing successor planning for the chief executive officer and our other executive officers, (iv) identifying and evaluating candidates for director in accordance with certain general and specific criteria, and (v) developing and recommending to the Board Corporate Governance Guidelines and any changes thereto, setting forth the corporate governance principles applicable to us, and overseeing compliance with the our Corporate Governance Guidelines. The Corporate Governance/Nominating Committee is responsible for identifying and evaluating candidates for director. Potential nominees are identified by the Board based on the criteria, skills and qualifications that are deemed appropriate by the Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee believes that candidates for director should have certain minimum qualifications, including high character and integrity, an inquiring mind and vision, willingness to ask hard questions, ability to work well with others, freedom from conflicts of interest, willingness to devote sufficient time to the Company’s affairs, diligence in fulfilling his or her responsibilities and the capacity and desire to represent the best interests of the Company and our stockholders as a whole and not primarily a special interest group or constituency. While our nominating criteria does not prescribe specific diversity standards, the Corporate Governance/Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, difference in viewpoints and skills, and personal qualities that will result in a well-rounded Board.

The Corporate Governance/Nominating Committee currently consists of Richard Daly, chairman of the Corporate Governance/Nominating Committee, Alan Joslyn and Thomas Adams. The Board of Directors has determined that all of the members are “independent” under NASDAQ Listing Rule 5605(a)(2). The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Corporate Governance/Nominating Committee. A copy of this charter is available at our web site www.synergypharma.com under “Investors”.

Commercial Committee

The Commercial Committee was established to assist the Board of Directors in making sound decisions with respect to the transition from development stage to commercial stage organization. The responsibilities of the committee include: (i) supporting the build-out of our commercial organization, (ii) ensuring commercial plans are consistent with the our goals and objectives, making recommendations as to alternative paths to commercialization that could be considered, (iv) participating in select commercial team planning sessions to advise regarding corporate strategy, (v) ensuring that proper commercial compliance measures are built into planning activities, and (vi) providing other support as requested by the Board of Directors in maximizing the value of our commercial assets. The Committee meets on an ad hoc basis using its judgment, to fulfill its duties and responsibilities (including via teleconference or other electronic means of communication.)

The Commercial Committee currently consists of Timothy S. Callahan and Richard J. Daly.

Compliance Committee

The Compliance Committee has responsibility for providing oversight to the Board and Company management on the development and implementation of a robust and effective compliance program, and for ensuring the Company’s compliance with applicable laws, regulations and requirements.

The Compliance Committee currently consists of Timothy S. Callahan, chairman of the Compliance Committee, John P. Brancaccio and Alan F. Joslyn. The Board has adopted a written charter setting forth the authority and responsibilities of the Compliance Committee, which is available on our website at http://www.synergypharma.com under “Investors”.

Code of Business Conduct and Ethics

We have adopted a formal Code of Business Conduct and Ethics applicable to all Board members, officers and employees. Our Code of Business Conduct and Ethics can be found on our website at http://www.synergypharma.com under “Investors”. A copy of our Code of Business Conduct and Ethics may be obtained without charge upon written request to Secretary, Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170. If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website (www.Synergy.com) and/or in our public filings with the SEC.

Stockholder Communications

Synergy does not have a formal procedure for stockholder communication with its Board of Directors. Stockholders who wish to contact an individual director, the Board of Directors, or a committee of the Board of Directors should send their correspondence to Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170, Attention: Board of Directors. Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Synergy will initially receive and process communications before forwarding them to the addressee. Synergy generally will not forward to its directors a stockholder communication that it determines to be primarily commercial in nature or may be abusive, threatening or otherwise inappropriate.

Additional Information for Submission of Nominations for Director

Our By-laws require that a stockholder who wishes to nominate an individual for election as a director at our Annual Meeting of Stockholders must give us advance written notice not less than 60 days prior to the anniversary date of the prior year’s Annual Meeting of Stockholders and not more than 90 days prior to the anniversary date of the prior year’s Annual Meeting of Stockholders, and must be a stockholder of record on the date of the giving of the required notice and on the record date for the determination of stockholders entitled to vote at that meeting.

The stockholder’s notice must provide as to each person whom the stockholder proposes to nominate for election as a director:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the class or series and number of shares of our capital stock that are owned beneficially or of record by the person; and

•
any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

In addition, as to the stockholder giving the notice, the stockholder must indicate:

•	the name and record address of such stockholder;

•	the class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder;

•
a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names and addresses) pursuant to which the nominations(s) are to be made by such stockholder;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

•
any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

This notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. All notices must be delivered or mailed to the Secretary, Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170.

Vote Required

Under applicable Delaware law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

THE SYNERGY BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL 1.

PROPOSAL 2

ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act entitle our stockholders to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to SEC rules.

Our executive compensation programs are designed to (1) motivate and retain executive officers, (2) reward the achievement of our short-term and long-term performance goals, (3) establish an appropriate relationship between executive pay and short-term and long-term performance, and (4) align executive officers’ interests with those of our stockholders. Under these programs, our executive officers are rewarded for the achievement of specific financial operating goals established by the Compensation Committee and the realization of increased stockholder value. Please read the section of this Proxy Statement entitled “Executive Compensation” for additional details about our executive compensation programs, including information about the fiscal year 2017 compensation of our Named Executive Officers.

The Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as disclosed in this Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2017. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Synergy’s Named Executive Officers, as disclosed in Synergy’s Proxy Statement for the 2018 Annual Meeting of Stockholders and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2017 pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2017, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE SYNERGY BOARD RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE COMPENSATION OF SYNERGY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED UNDER THE HEADING “EXECUTIVE COMPENSATION,” AND THE RELATED DISCLOSURES CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to the advisory approval of our executive compensation program, we are also holding a non-binding advisory vote by stockholders on the frequency with which stockholders would have an opportunity to hold an advisory vote on our executive compensation program. We have included this proposal among the items to be considered at the Annual Meeting pursuant to the requirements of Section 14A of the Exchange Act. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our stockholders select a frequency of three years.

While our executive compensation program is designed to support long-term value creation, in recent years we have conducted in-depth reviews of our executive compensation with outside consultants every three years. Accordingly, a vote every three years will coincide with this more detailed review and an every three-year vote will allow for the highest level of accountability and direct communication between us and our stockholders. We therefore recommend that our stockholders select "Three Years" when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, our Board will review the results of the vote and take them into account in making a determination concerning the frequency of future advisory votes on executive compensation.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency of the advisory note on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or us, the Board may decide that it is in the best interests of our stockholders and us to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Recommendation

THE SYNERGY BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" A THREE-YEAR FREQUENCY FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2018

The Board has appointed BDO USA, LLP (“BDO”) to serve as our independent registered public accounting firm for the year ending December 31, 2018. BDO has provided services in connection with the audit of Synergy’s financial statements for the years ended December 31, 2008 through December 31, 2017.

The Audit Committee and the board are requesting, as a matter of policy, that stockholders ratify the selection of BDO. The Audit Committee and the board are not required to take any action as a result of the outcome of the vote on this proposal. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Synergy and its stockholders. If the appointment is not ratified, the Board will consider its options.

A representative of BDO is expected to be present via telephone conference at the Annual Meeting. He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by BDO, the Company’s independent registered public accounting firm, for the indicated services for each of the last two fiscal years were as follows:

	2017	2016
Audit fees (1)	$309,058	$258,450
Tax fees (2)	$62,053	$34,510
Total fees	$371,111	$292,960
_____________________________

(1)	Audit fees consist of fees for professional services performed by BDO for the audit and review of our financial statements and services in connection with equity offerings.

(2)	Tax fees consist of fees for professional services performed by BDO with respect to tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre- approval of all audit and permissible non-audit services provided by our independent registered public accounting firm on a case- by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. No non-audit services were performed by our independent registered public accounting firm during the fiscal years ended December 31, 2017 and 2016. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre- approved all of the services provided by our independent registered public accounting firm.

Vote Required

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of BDO USA, LLP as Synergy’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

THE SYNERGY BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under NASDAQ Listing Rule 5605(a)(2)). The Audit Committee operates under a written charter, which is available on our website at http://www.synergypharma.com under “Investors”.

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2017.

We have discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters as required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301 (Communications with Audit Committees).

We have received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning independence, and have discussed with BDO USA, LLP, their independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
John P. Brancaccio, Chairman
Timothy S. Callahan
Melvin K. Spigelman

PROPOSAL 5

APPROVAL OF AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 400,000,000 TO 500,000,000

Background

Our Board has approved, subject to stockholder approval, an amendment to Synergy's Second Amended and Restated Certificate of Incorporation, as amended, substantially in the form attached hereto as Annex A, to effect an increase in Synergy's authorized shares of Common Stock from 400,000,000 to 500,000,000. We currently have authorized 400,000,000 shares of common stock, of which [________] shares of common stock are outstanding as of April __, 2018.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of Synergy, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of common stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock will remain unchanged under this amendment.

As noted above, as of April __, 2018, a total of [________] shares of our currently authorized 400,000,000 shares of common stock are outstanding. In addition, we currently have options outstanding to purchase an aggregate of [________] shares of common stock, $18,603,000 of senior convertible notes which are convertible into an aggregate of approximately 5,981,672 shares of common stock and warrants to purchase an aggregate of ____ shares of common stock outstanding. Our board of directors believes it is in our best interest to increase the number of authorized shares of our Common Stock in order to give us greater flexibility in considering and planning for future general corporate needs, including, but not limited to, grants under equity compensation plans, stock splits, financings, potential strategic transactions, as well as other general corporate transactions. The Board believes that additional authorized shares of common stock will enable us to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to us by allowing the issuance of such shares without the expense and delay of another stockholder meeting.

The proposed increase in the authorized number of shares of common stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us that may dilute the stock ownership or voting rights of persons seeking to obtain control of us, even if the persons seeking to obtain control of us offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove the current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Our board of directors is not aware of any attempt, or contemplated attempt, to acquire control of us and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of us, than they presently own, and will be diluted as a result of any issuances contemplated by us in the future.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock which are proposed to be authorized.

The proposed amendment to the Second Amended and Restated Certificate of Incorporation, as amended, to increase the authorized Common Stock is set forth in Annex A.

Vote Required

Approval of the proposal for the amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 400,000,000 TO 500,000,000.

PROPOSAL 6

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2017 EQUITY INCENTIVE PLAN
We are asking our stockholders to approve an amendment to the Synergy Pharmaceuticals Inc. 2017 Equity Incentive Plan (the “Plan”) which increases the maximum number of shares authorized for issuance under the Plan by 10,400,000 shares from 9,000,000 shares to 19,400,000 shares.

As of April __, 2018, excluding the requested share reserve increase, ____ shares remain available for issuance under the Plan and ____ shares were subject to outstanding awards under the Plan. Our Board adopted the Plan in April 2017 and our stockholders approved the Plan in June 2017.

On April __, 2018, our Board approved an amendment to the Plan, subject to approval by our stockholders. Our Board amended the Plan to provide for, and submits to our stockholders for approval, an amendment to the 2017 Plan to increase the maximum number of shares authorized for issuance under the Plan by 10,400,000 shares from 9,000,000 shares to 19,400,000 shares.

In addition, the Board approved an amendment to the Plan which prohibits cash buyouts of underwater stock options and stock appreciation rights without prior stockholder approval.

Why Our Board Recommends That You Vote in Favor of Proposal 6

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

Our equity incentive plan is critical to our long-term goal of building stockholder value. As discussed in the “Executive and Director Compensation and Other Information” section of this proxy statement, equity incentive awards are central to our compensation program and constitute a significant portion of our named executive officers’ total direct compensation. Our Board and its Compensation Committee believe that our ability to grant equity incentive awards to new and existing employees, directors and eligible consultants has helped us attract, retain and motivate professionals with superior ability, experience and leadership capability. Historically, we have issued stock options under the Plan. These forms of equity compensation align the interests of our employees, directors and consultants with the interests of our stockholders, encourage retention and promote actions that result in long-term stockholder value creation.

Our equity incentive program is broad-based. As of April __, 2018, approximately __% of our employees had received grants of equity awards, all six of our non-employee directors had received grants of equity awards and __ of our __ consultants had received grants of equity awards. We believe we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to our continued growth and success.

The Plan Will No Longer Have Shares Available for Grant

As of April __, 2018, we had ____ shares available for grant under the Plan. Based on historical usage, as discussed below, if we do not increase the share reserve during 2018, we estimate that we would need to make significant changes to our equity award practices in order to conserve the share reserve balance until the time of our 2019 annual meeting. This assumes we continue to grant awards consistent with our historical usage and current practices, as reflected in our historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. The changes to our practices could limit our flexibility to provide competitive compensation and thus our ability to attract, motivate and retain highly qualified talent.

Our Plan is the only active equity incentive plan we currently have in place, except for the 2008 Equity Compensation Plan (the “2008 Plan”) and the 2009 Directors Stock Option Plan (the “2009 Directors Plan”). As of April __, 2018, ___ shares remain available under the 2008 Plan and ___ shares were subject to outstanding awards under the 2008 Plan. In addition, ___ shares remain available under the 2009 Directors Plan and ___ shares were subject to outstanding awards under the 2009 Directors Plan. We do not plan on issuing any more awards under the 2008 Plan or the 2009 Directors Plan. While we could increase cash compensation to a limited extent if we are unable to grant equity incentives, we anticipate that we will have difficulty attracting, retaining and motivating our employees, directors and consultants if we are unable to issue equity grants to them. We also believe that equity-based grants are a more effective compensation vehicle than strictly cash, because they better align the financial interests of our employees with the interests of our stockholders, and promote actions that result in long-term stockholder value creation.

We Manage Our Equity Incentive Award Use Carefully

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually. The Compensation Committee carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, retain and motivate employees.
•Based on historical usage and our internal growth plans, we expect that the proposed 10,400,000 share increase in the number of shares available for issuance under the Plan would be sufficient for approximately __ months of awards, assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our recent historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. If the proposed increase to the share reserve is approved, the share reserve under the Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with any degree of certainty at this time.
 The following table shows certain key equity metrics over the past three fiscal years:

Key Equity Metrics	2017	2016	2015
Equity burn rate(1)	1.4%	4.6%	4.7%
Overhang(2)	16.9%	15.9%	28.4%
_____________________________

(1)	Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period.

(2)
Overhang is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

•
If the proposed increase to the Plan’s share reserve is approved, the issuance of the additional shares to be reserved under the Plan would dilute existing stockholders by an additional ___% on a fully diluted basis, based on the number of shares of our common stock outstanding as of April __, 2018.

•
As described in the table above, the total aggregate equity value of the additional authorized shares being requested under the Plan (above the shares currently remaining available for issuance under the Plan), based on the closing price of our common stock on April __, 2018, is $_____.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the proposed increased size of the share reserve under the Plan is reasonable and appropriate at this time.
We are committed to effectively managing our equity compensation and we carefully review our burn rate. As evident by our historical burn rate we achieve burn rates within the limits published by independent shareholder advisory groups, such as Institutional Shareholder Services (“ISS”) for biotechnology companies.
Key Features of the Plan
The Plan, as amended, continues to include provisions designed to protect our stockholders’ interests, including:

•	Administrator Independence. The Compensation Committee, comprised solely of independent non-employee directors, administers the plan.

•
Continued broad-based eligibility for equity awards. We grant equity awards to a significant number of employees, which are subject to time-based vesting, generally over a three-year period. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

•
No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•
Repricing is not allowed. The Plan, as amended, prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval. In addition, cash buyouts of underwater options and stock appreciation rights are prohibited without prior stockholder approval.

•	No dividends on performance awards. No dividends will be paid on performance awards under the Plan unless and until such awards vest.

Description of the Plan

The following is a summary of the material features of the Plan, as amended, which does not purport to be complete and is qualified in its entirety to the full text of the Plan, as amended, a copy of which is included as Annex A to this proxy statement.

Administration

The Company’s Board of Directors or a committee appointed by the Board (the “Committee”) administers the Plan. The Committee will have the authority, without limitation (i) to designate Participants to receive Awards, (ii) determine the types of Awards to be granted to Participants, (iii) determine the number of shares of common stock to be covered by Awards, (iv) determine the terms and conditions of any Awards granted under the Plan, (v) determine to what extent and under what circumstances Awards may be settled in cash, shares of common stock, other securities, other Awards or other property, or canceled, forfeited or suspended, (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (x) reprice existing Awards with shareholder approval or to grant Awards in connection with or in consideration of the cancellation of an outstanding Award with a higher price; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan. The Committee will have full discretion to administer and interpret the Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility

Employees, directors, officers, advisors and consultants of the Company or its affiliates are eligible to participate in the Plan and are referred to as “Participants”. The Committee has the sole and complete authority to determine who will be granted an Award under the Plan, however, it may delegate such authority to one or more officers of the Company under the circumstances set forth in the Plan.

Number of Shares Authorized

Up to 19,400,000 shares of common stock may be issued pursuant to awards granted under the  Plan. If an Award is forfeited, canceled, or if any Option terminates, expires or lapses without being exercised, the Common Stock subject to such Award will again be made available for future grant. However, shares that are used to pay the exercise price of an Option or that are withheld to satisfy the Participant’s tax withholding obligation will not be available for re-grant under the Plan.

If there is any change in the Company’s corporate capitalization or structure, the Committee in its sole discretion may make substitutions or adjustments to the number of shares of common stock reserved for issuance under the Plan, the number of shares covered by Awards then outstanding under the Plan, the limitations on Awards under the Plan, the exercise price of outstanding Options and such other equitable substitution or adjustments as it may determine appropriate.

The Plan will have a term of ten years and no further Awards may be granted under the Plan after that date.

Awards Available for Grant

The Committee may grant Awards of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, or any combination of the foregoing. Notwithstanding, the Committee may not grant to any one person in any one calendar year Awards (i) for more than 50% of the Available Shares in the aggregate or (ii)  payable in cash in an amount exceeding $10,000,000 in the aggregate.

Options

The Committee will be authorized to grant Options to purchase Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Code Section 422 for Incentive Stock Options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Plan will be subject to the terms and conditions established by the Committee. Under the terms of the Plan, unless the Committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options will not be less than the fair market value (as determined under the Plan) of the shares of common stock on the date of grant. Options granted under the Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an Option granted under the Plan will be ten years from the date of grant (or five years in the case of an Incentive Stock Option granted to a 10% stockholder). Payment in respect of the exercise of an Option may be made in cash or by check, by surrender of unrestricted shares of Common Stock (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by the Company’s accountants to avoid an additional compensation charge or have been purchased on the open market, or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the Committee may determine to be appropriate.

Stock Appreciation Rights

The Committee will be authorized to award Stock Appreciation Rights (or SARs) under the Plan. SARs will be subject to such terms and conditions as established by the Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. A SAR granted under the Plan may be granted in tandem with an option and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option which corresponds to such SARs. SARs shall be subject to terms established by the Committee and reflected in the award agreement.

Restricted Stock

The Committee will be authorized to award Restricted Stock under the Plan. Unless otherwise provided by the Committee and specified in an award agreement, restrictions on Restricted Stock will lapse after three years of service with the Company. The Committee will determine the terms of such Restricted Stock awards. Restricted Stock are shares of common stock that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock will be forfeited.

Restricted Stock Unit Awards

The Committee will be authorized to award Restricted Stock Unit awards. Unless otherwise provided by the Committee and specified in an award agreement, Restricted Stock Units will vest after three years of service with the Company. The Committee will determine the terms of such Restricted Stock Units. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Committee.

Stock Bonus Awards

The Committee will be authorized to grant Awards of unrestricted shares of common stock or other Awards denominated in shares of common stock, either alone or in tandem with other Awards, under such terms and conditions as the Committee may determine.

Transferability

Each Award may be exercised during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution. The Committee, however, may permit Awards (other than Incentive Stock Options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the Participant and his or her family members or anyone else approved by it.

Amendment

The Plan will have a term of ten years. The Company’s board of directors may amend, suspend or terminate the Plan at any time; however, shareholder approval to amend the Plan may be necessary if the law or SEC so requires. No amendment, suspension or termination will materially and adversely affect the rights of any Participant or recipient of any Award without the consent of the Participant or recipient.

Change in Control

Except to the extent otherwise provided in an Award or required by applicable law, in the event of a Change in Control, upon the occurrence of a Change in Control, the Committee is authorized, but not obligated, to make any of the following adjustments (or any combination thereof) in the terms and conditions of outstanding Awards:  (a) continuation or assumption of outstanding Awards by the surviving company; (b) substitution by the surviving company of equity, equity-based and/or cash awards with substantially the same terms for outstanding Awards; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of the Change in Control; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period determined by the Committee and at the end of such period, any unexercised Awards will terminate; and (e) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, shares or other property) and which value may be zero.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of Awards under the Plan, as amended, and the disposition of shares acquired pursuant to the exercise of such Awards. This summary is intended to reflect the current provisions of the Code and the regulations thereunder. However, this summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Options

There are a number of requirements that must be met for a particular Option to be treated as an Incentive Stock Option. One such requirement is that Common Stock acquired through the exercise of an Incentive Stock Option cannot be disposed of before the later of (i) two years from the date of grant of the Option, or (ii) one year from the date of its exercise. Holders of Incentive Stock Options will generally incur no federal income tax liability at the time of grant or upon exercise of those Options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the Incentive Stock Option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an Incentive Stock Option disposes of those shares, the Participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the Fair Market Value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under applicable provisions of the Code.

No income will be realized by a Participant upon grant of a Non-Qualified Stock Option. Upon the exercise of a Non-Qualified Stock Option, the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the Fair Market Value of the underlying exercised shares over the Option Exercise Price paid at the time of exercise. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under applicable provisions of the Code.

Restricted Stock

A Participant will not be subject to tax upon the grant of an Award of Restricted Stock unless the Participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an Award of Restricted Stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the Participant will recognize ordinary compensation income equal to the difference between the Fair Market Value of the shares on that date over the amount the Participant paid for such shares, if any. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. If the Participant made an election under Section 83(b) of the Code, the Participant will recognize ordinary compensation income at the time of grant equal to the difference between the Fair Market Value of the shares on the date of grant over the amount the Participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. Special rules apply to the receipt and disposition of Restricted Shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company will be able to deduct, at the same time as it is recognized by the Participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under applicable provisions of the Code.

Restricted Stock Units

A Participant will not be subject to tax upon the grant of a Restricted Stock Unit Award. Rather, upon the delivery of shares or cash pursuant to a Restricted Stock Unit Award, the Participant will recognize ordinary compensation income equal to the Fair Market Value of the number of shares (or the amount of cash) the Participant actually receives with respect to the Award. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct the amount of taxable compensation recognized by the Participant for U.S. federal income tax purposes, but the deduction may be limited under applicable provisions of the Code.

SARs

No income will be realized by a Participant upon grant of an SAR. Upon the exercise of an SAR, the Participant will recognize ordinary compensation income in an amount equal to the Fair Market Value of the payment received in respect of the SAR. Such income will be subject to income tax withholdings, and the Participant will be required to pay to the Company the amount of any required withholding taxes in respect to such income. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under applicable provisions of the Code.

Stock Bonus Awards

A Participant will recognize ordinary compensation income equal to the difference between the Fair Market Value of the shares on the date the shares of common stock subject to the Award are transferred to the Participant over the amount the Participant paid for such shares, if any, and any subsequent appreciation in the value of the shares will be treated as a capital gain upon sale of the shares. The Company will be able to deduct, at the same time as it is recognized by the Participant, the amount of taxable compensation to the Participant for U.S. federal income tax purposes, but such deduction may be limited under applicable provisions of the Code.

Section 162(m) Limitation

In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. Prior to the Tax Cuts and Jobs Act of 2017 (the “TCJA”), covered employees generally consisted of our Chief Executive Officer and each of the next three highest compensated officers serving at the end of the taxable year other than our Chief Financial Officer, and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation.  As part of the TCJA, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers.  Certain awards under the Plan granted prior to November 2, 2017 may be grandfathered from the changes made by the TCJA under certain limited transition relief, however, for grants after that date and any grants which are not grandfathered, we will no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee.  There is no guarantee that we will be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee under the Plan.

New Plan Benefits

Awards under the Plan will be made at the discretion of the Compensation Committee. The Compensation Committee has not made any decisions on the amount and type of awards that are to be made to our key service providers in future years under the Plan, and therefore we cannot currently determine the amount or types of awards that may be granted in the future under the Plan to the individuals and groups listed below. The following table sets forth information concerning equity-based compensation under the Plan as of April __, 2018.

Name	Number of Options
Gary S. Jacob Ph.D.	950,000
Executive Chairman and former Chief Executive Officer

Troy Hamilton	—
Chief Executive Officer

Gary G. Gemignani	391,875
Chief Financial Officer

Patrick Griffin, M.D.
Chief Medical Officer	—

Marino Garcia	280,000
Chief Strategy Officer

All current executive officers as a group	1,621,875

All current directors who are not executive officers as a group	—

All employees who are not executive officers as a group	3,953,875

Vote Required

The affirmative vote of a majority of the shares (by voting power) present in person at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting is required to adopt the amendment to the Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE SYNERGY PHARMACEUTICALS INC. 2017 EQUITY INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of April __, 2018 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) our named executive officers and (iv) all directors and executive officers as a group. Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, NY 10170.

Name of Beneficial Owner	Number of Shares		Percentage (1)
Executive officers and directors:
Gary S. Jacob, Ph.D.	5,527,649	(2)	2.2%
Kunwar Shailubhai, Ph.D.	2,212,526	(3)	*
Bernard F. Denoyer	999,510	(3)	*
Patrick Griffin	808,334	(3)	*
Marino Garcia	571,666	(3)	*
Troy Hamilton	475,000	(3)	*
Gary G. Gemignani	125,000	(3)	*
John P. Brancaccio	453,036	(4)	*
Thomas Adams	350,644	(3)	*
Melvin K. Spigelman, M.D.	440,762	(3)	*
Alan F. Joslyn	253,168	(3)	*
Richard J. Daly	105,204	(3)	*
Timothy S. Callahan	105,204	(3)	*
All Officers and Directors as a Group (10 persons)	12,427,703	(5)	4.8%
5% or greater holders:
Blackrock, Inc.	21,998,125	(6)	8.9%
The Vanguard Group	20,034,327	(7)	8.1%
State Street Corporation	20,455,046	(8)	8.3%
CVI Investments Inc.	20,034,347	(9)	8.1%
_____________________________
*less than 1%

(1)
As of the record date _________ shares of our common stock were outstanding. Shares of common stock currently issuable or issuable within 60 days of the record date upon the exercise of stock options are deemed to be outstanding in computing the percentage of beneficial ownership of the person holding such securities, but are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person.

(2)	Consists of 402,679 shares of common stock and 5,124,970 shares of common stock issuable upon exercise of stock options.

(3)	Consists of shares of common stock issuable upon exercise of stock options.

(4)	Consists of 80,444 shares of common stock and 372,592 shares of common stock issuable upon exercise of stock options.

(5)	Includes 11,944,580 shares of common stock issuable upon exercise of stock options.

(6)
Blackrock, Inc. filed a Schedule 13G/A on January 23, 2018 reporting that it had sole dispositive power with respect to an aggregate of 21,998,125 shares in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(7)
The Vanguard Group filed a Schedule 13G/A on February 9, 2018 reporting that it had dispositive power with respect to an aggregate of 20,034,327 shares in its capacity as a parent holding company or control person in accordance with Rule

13d-1(b)(1)(ii)(G) under the Exchange Act. The Vanguard Group’s address is P.O. Box 2600, V26, Valley Forge, Pennsylvania 19482-2600.

(8)
State Street Corporation and SSGA Funds Management Inc. filed a Schedule 13G on February 14, 2018 reporting that it had sole dispositive power with respect to an aggregate of 20,455,046 shares in their capacity as investment advisors in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. State Street Corporation and SSBA Funds Management Inc.’s address is State Street Financial Center, One Lincoln Street, Boston MA 02111.

(9)
CVI Investments Inc. and Heights Capital Management filed a Schedule 13G/A on February 9, 2018 reporting that it had dispositive power with respect to an aggregate of 12,337,116 shares in their capacity as investment advisors in accordance with Rule 13d-1(b)(1)(ii)(E) under the Exchange Act. CVI Investments Inc.'s address is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104 Cayman Islands and Heights Capital Management’s address is 101 California Street, Suite 3250, San Francisco, California 94111.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power with respect to securities. Beneficial ownership determined in this manner may not constitute ownership of such securities for other purposes or indicate that such person has an economic interest in such securities.

Executive Officers

The names of our executive officers and their ages as of April __, 2018, positions, and biographies are set forth below.
Biographies for Gary S. Jacob and Troy Hamilton are discussed under the section “Information with Respect to Director Nominees”.

Name	Age	Position
Gary S. Jacob	71	Executive Chairman
Troy Hamilton	46	Chief Executive Officer and Director
Gary G. Gemignani	52	Executive Vice President and Chief Financial Officer
Patrick Griffin	62	Executive Vice President and Chief Medical Officer
Marino Garcia	51	Executive Vice President and Chief Strategy Officer

Gary G. Gemignani, has served as our Executive Vice President and Chief Financial Officer since April 2017. Mr. Gemignani’s career in healthcare spans over three decades, including senior management positions at several life sciences companies. Prior to joining Synergy, he served as Chief Executive Officer and Chief Financial Officer of Biodel, Inc., (now Albireo) from 2014 to 2016, overseeing business and strategic planning, operations, and financing activities of the Company. During his tenure, Mr. Gemignani successfully led the reverse merger with Albireo and managed several corporate restructurings to strengthen Biodel’s overall financial position. From 2011 to 2013, Mr. Gemignani was Executive Vice President and Chief Financial Officer of Champions Oncology, Inc. Prior to this role, Mr. Gemignani served in executive financial and operational roles with multiple public and private companies including, Coronado Biosciences, Inc. (now Fortress Biotech, Inc.), Gentium S.p.A. (acquired by Jazz Pharmaceuticals), Novartis, and Wyeth. Mr. Gemignani began his career with Arthur Andersen & Company and holds a BS from St. Peter’s College.

Patrick H. Griffin, M.D. FACP. Dr. Griffin has served as our Executive Vice President and Chief Medical Officer since January 19, 2015, prior to which he served as our Senior Vice President and Chief Medical Officer since joining on May 23, 2013. From March 2012 until April 2013 Dr Griffin served as Associate Vice President Clinical Development and Head of External Innovation. From January 2010 to Feb 2012 Dr. Griffin served as Chief Medical Officer and Senior Vice President Development at Immusant, Inc. He is a board-certified physician in both internal medicine and gastroenterology, and is a Fellow of the American College of Physicians. He received his medical degree from Columbia University, completing a residency in internal medicine at Presbyterian Hospital in New York, and a fellowship in gastroenterology at Brigham and Women’s Hospital in Boston. Following his residency and fellowship, Dr. Griffin joined the medical faculty of Columbia College of Physicians and Surgeons, where he held a number of academic, clinical research, teaching and management positions, as well as a solo private practice in New York.

Marino Garcia, M.B.A. Mr. Garcia has served as our Executive Vice President and Chief Strategy Officer since March 2016 and as our Senior Vice President — Corporate Development from March 2014 to March 2016. Mr. Garcia has over 20 years of experience in various commercial, new product planning and business development roles. Prior to joining Synergy,

Mr. Garcia served as Vice President of Global Business Development at Aptalis Pharma, a privately held specialty company focused on the gastrointestinal and cystic fibrosis markets which was acquired by Forest Labs in early 2014. From 2006 to 2010, Mr. Garcia served as Vice President of US Commercial Operations and New Product Development at Aspreva Pharmaceuticals, which was acquired by Zurich-based Vifor Pharmaceuticals. Earlier in his career, Mr. Garcia served in various U.S. and international leadership roles of increasing responsibility in companies like Eli Lilly & Co and Pfizer. Mr. Garcia received a Bachelor’s Degree in Business Administration from Concordia University in Montreal, Quebec, and an M.B.A. from the Richard Ivey School of Business at Western University in London, Ontario.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based on a review of the copies of such forms received, we believe that during 2017, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Committee Report

The following Compensation Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
Thomas Adams, Chairman
John Brancaccio
Melvin K. Spigelman
Richard J. Daly

Compensation Discussion and Analysis

Overview

We compete with many other biotechnology companies in seeking to attract and retain a skilled and highly talented work force. To meet this challenge, we have developed our compensation structure to enable our management to make decisions regarding our compensation programs, to manage these programs, and to effectively communicate the goals of these programs to our employees and stockholders. Our compensation philosophy is to offer our employees compensation and benefits that are competitive with the market and that meet our goals of attracting, retaining and motivating highly skilled and talented employees so that we can achieve our financial and strategic objectives, both short-term and long-term. Utilizing this philosophy, our compensation programs are designed to:

•	be “market-based” and reflect the competitive environment;

•	stress our “pay for performance” approach to managing pay levels;

•	share risks and rewards with employees at all levels;

•	be affordable, within the context of our operating expense model;

•	align the interests of our employees with those of our stockholders;

•	reflect our values; and

•	be fairly and equitably administered.

In addition, as we administer our compensation programs, we plan to:

•	evolve and modify our programs to reflect the competitive environment and our changing business needs;

•	focus on simplicity, flexibility and choice wherever possible;

•	openly communicate the details of our programs with our employees and managers to ensure that our programs and their goals are understood; and

•	provide our managers and employees with the tools they need to administer our compensation programs.

Elements of Our Compensation Program

As a total rewards package, we design our compensation program to enable us to attract and retain talent. The individual elements of our compensation program serve to satisfy this larger goal in specific ways as described below.

We design base pay to provide the essential reward for an employee’s work, and are required to be competitive in attracting talent. Once base pay levels are initially determined, increases in base pay are provided to recognize an employee’s specific performance achievements. Consistent with our compensation philosophy, we implement a “pay for performance” approach that provides higher levels of compensation to individual employees whose performance and delivery of results merit greater rewards. Our managers typically make performance assessments throughout the year, and provide ongoing feedback to employees, provide resources and maximize individual and team performance levels.

We design equity-based compensation, including stock options, to ensure that we have the ability to retain talent over a longer period of time, ensure focus on shareholder value creation and to provide optionees with a form of reward that aligns their interests with those of our stockholders. We also utilize various forms of variable compensation, including cash bonuses that allow us to remain competitive with other companies while providing upside potential to those employees who achieve outstanding results. Core benefits, such as our basic health benefits, are designed to provide a stable array of support to employees and their families.

The four key elements of our compensation structure are:

•	base pay;

•	variable pay

•	equity-based pay; and

•	benefits.

Consistent with our compensation philosophy, we have structured each element of our total rewards package as follows:

Base Pay

We create a set of base pay structures that are both affordable and competitive in relation to the market. We continuously monitor base pay levels within the market and make adjustments to our structures as needed. In general, an employee’s base pay level should reflect the employee’s overall sustained performance level and contribution to our company over time. We seek to structure the base pay for our top performers to be aggressive in relation to the market.

Executives involved in this process include all of the present top management positions within Synergy—Executive Chairman, Dr. Gary S. Jacob; Chief Executive Officer, Troy Hamilton; and Chief Financial Officer, Mr. Gary G. Gemignani.

In setting 2017 base pay for our named executive officers, the Compensation Committee had available a compensation assessment prepared by Radford, a unit of Aon Hewitt in March, 2016 (the “Radford March 2016 Study”). The competitive market data was obtained from the SEC filings of a peer group comprised of the 19 publicly-traded companies listed below, with a focus on companies in the life sciences industry with an emphasis on biotechnology, had fewer than 500 employees, had revenues of less than $150 million and had a market capitalization of less than $1.5 billion as of January 2016. The following were identified as comparable peer companies for the Radford March 2016 Study:

Amarin Corporation	Amicus Therapeutics, Inc.	Concept Therapeutics, Inc.	Enanta Pharmaceuticals, Inc.
Exelixis, Inc.	Heron Therapeutics, Inc.	Ironwood Pharmaceuticals, Inc.	Keryx Biopharmaceuticals, Inc.
MannKind Corporation	Momenta Pharmaceuticals, Inc.	Orexigen Therapeutics, Inc.	Osiris Therapeutics, Inc.
Puma Biotechnology, Inc.	Relypsa, Inc.	Sarepta Therapeutics, Inc.	Sucampo Pharmaceuticals, Inc.
Tesaro, Inc.	Xenoport, Inc.

The Compensation Committee considers compensation data from the peer companies to the extent the executive positions at these companies are considered comparable to Synergy positions and informative of the competitive environment. Compensation data for the peer group were collected from available proxy-disclosed data. Additionally a blend of survey based data from Radford Life Sciences was also used to ensure market comparability of the Executive Compensation structure. This information was gathered and analyzed for the 25th, 50th and 75th percentiles for annual base salary, short-term incentive pay elements and long-term incentive pay elements.

Based on data from this report, the Compensation Committee was able to compare the overall compensation for the top management positions described above. This included the following compensation variables: 1) Base Salary 2) Target Incentive (% of Salary or consulting fee), 3) Target Incentive ($), 4) Total Cash Compensation, 5) Long-term Incentives, and 6) Total Direct Compensation. The Compensation Committee chose to use the aggregate of the compensation variables for each management position that the comparative analysis was performed on. Using the data from the independent Executive Compensation Assessment report that covered the compensation variables, our Compensation Committee was able to compare those data with the overall compensation for our members of top management. This included separate analyses for: Executive

Chairman, Chief Executive Officer, Chief Financial Officer, Chief Medical Officer and Chief Strategy Officer, respectively. The analyses were guided by the principle that the Compensation Committee would position our compensation levels to be at or below the 50th percentile relative to the compensation levels in the “peer group”. Analyses showed this to be the case for all five members of the management team.

All of our named executive officers were found to have overall compensation levels below those of the peer group.

Variable Pay

We design our variable pay programs to be both affordable and competitive in relation to the market. We monitor the market and adjust our variable pay programs as needed. Our variable pay programs, such as our bonus program, are designed to motivate employees to achieve overall goals. Our programs are designed to align actual payouts with the actual results achieved and to be easy to understand and administer.

Equity-Based Rewards

We design our equity programs to be both affordable and competitive in relation to the market. We monitor the market and applicable accounting, corporate, securities and tax laws and regulations and adjust our equity programs as needed. Stock options and other forms of equity compensation are designed to reflect and reward a high level of sustained individual performance over time. We design our equity programs to align employees’ interests with those of our stockholders.

Benefits Programs

We design our benefits programs to be both affordable and competitive in relation to the market while conforming with local laws and practices. We monitor the market, local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits, and to the extent possible, offer options for additional benefits, be tax- effective for employees in each country and balance costs and cost sharing between us and our employees.

Our stock options typically have annual vesting over a three-year period and a term of ten years, in order to encourage a long- term perspective and to encourage key employees to remain with us. Generally, vesting and exercise rights cease upon termination of employment. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Timing of Equity Awards

Only the Compensation Committee may approve stock option grants to our executive officers. Stock options are generally granted at predetermined meetings of the Compensation Committee. On limited occasions, grants may occur upon unanimous written consent of the Compensation Committee, which occurs primarily for the purpose of approving a compensation package for newly hired or promoted executive. The exercise price of a newly granted option is the closing price of our common stock on the date of grant.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.

Performance-Based Compensation and Financial Restatement

We have not considered or implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executives and other employees where such payments were predicated upon the achievement of certain financial results that were subsequently the subject of a financial restatement.

Severance and Change in Control Arrangements

Several of our executives have employment and other agreements which provide for severance payment arrangements and/or acceleration of stock option vesting that would be triggered by an acquisition or other change in control of our company. See “—Employment Agreements Control Arrangements” below for a description of the severance and change in control arrangements for our named executive officers.

Role of Executives in Executive Compensation Decisions

Our board of directors and our Compensation Committee generally seek input from our Executive Chairman, Gary S. Jacob and our Chief Executive Officer, Troy Hamilton, when discussing the performance of, and compensation levels for executives other than themselves. The Compensation Committee also works with Chief Executive Officer and our Chief Financial Officer in evaluating the financial, accounting, tax and retention implications of our various compensation programs. None of our other executives participates in deliberations relating to his or her compensation.

Chief Executive Officer Compensation for Fiscal Year 2017

Dr. Gary Jacob was our Chief Executive Officer and President for all of 2017 until December 13, 2017 at which time he became Executive Chairman and Troy Hamilton, our former Executive Vice President, Chief Commercial Officer, was appointed Chief Executive Officer.

On November 7, 2017, Dr. Jacob, our former Chief Executive Officer and President, entered into a sixth amended and restated employment agreement with us. The base salary for Dr. Jacob is $556,200, and the term of this agreement began on January 1, 2013 and ends on December 31, 2019.  Dr. Jacob is eligible to receive a cash bonus of up to 60% of his base salary per year based on meeting certain performance objectives and bonus criteria. Dr. Jacob is also eligible to receive a realization bonus in the event that during Dr. Jacob’s employment with us or within 10 years after the date of termination of Dr. Jacob’s employment with us, we enter into an out-license agreement for our technology or enter into a joint venture in which we contribute such rights to the joint venture where the enterprise value equals or exceeds a minimum of $250 million in the term of the agreement or the license fees we contract to receive equals or exceeds $50 million. The realization bonus will be equal to the enterprise value in the case of a joint venture or the sum of the license fees actually received in the case of an out license, multiplied by 0.5%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets during Dr. Jacob’s employment with us or within 10 years after the date of termination of Dr. Jacob’s employment with us where (i) our enterprise value at the time of the merger or sale equals or exceed $400 million and our stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger or (ii) our enterprise value at the time of the merger or sale or 12 months after the merger or sale equals or exceed $250 million and our stockholders prior to consummation of the merger or sale beneficially own 20% or more of the stock of the surviving entity after consummation of the merge, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 2.5%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets where our enterprise value at the time of the merger or sale equals or exceed (i)  $1 billion and its stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 3.5% or (ii)  $2 billion and its stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 4.5%. On December 18, 2017, Dr. Jacob entered into an amendment to his employment agreement which changed his title to Executive Chairman and reduced his cash bonus percentage to 50% of his base salary.

On December 22, 2017, Mr. Hamilton entered into an executive employment agreement with us in which he agreed to serve as Chief Executive Officer. The term of the agreement was effective as of December 13, 2017, continues until December 12, 2018 and is automatically renewed for successive one year periods at the end of each term. Mr. Hamilton’s base salary is $550,000 effective December 13, 2017. He is eligible to receive a cash bonus of up to 60% of his base salary per year at the discretion of the Compensation Committee of the Board of Directors.

2017 Bonus

On February 2, 2018, the Compensation Committee approved a bonus of $317,034 or 57% of 2017 base compensation for Dr. Jacob primarily related to his service as President and Chief Executive Officer through December 16, 2017. The Compensation Committee reviewed the following factors, among other things, in determining the amount of the bonus awarded to Dr. Jacob.

•	Achievement of financial and sales targets

•	Development of long term financing strategy

•	Meet regulatory goals

Dr. Jacob’s employment agreement allows for an annual bonus equal to 60% of his base compensation. The Compensation Committee approved an overall 2017 corporate score of 95% for Dr. Jacob and the Synergy Executive Team. In making its determination as to whether Dr. Jacob achieved his performance objectives for awarding 2017 bonus, the Compensation Committee looked at the above-mentioned performance objectives in totality and what the achievement of those performance objectives meant to us and our business.

Mr. Hamilton’s bonus for 2017 was based on his performance as Chief Commercial Officer since he was appointed Chief Executive Officer late in the year.

2018 Bonus Criteria

The bonus criteria for 2018 includes, among other things:

Optimizing the value of Trulance

•	Continuing to grow market share in CIC and obtain approval for IBS-C

•	Accelerating Trulance uptake with new IBS-C indication and integrate field force

•	Pulling-through market access wins and expanding coverage

Ensuring strong financial foundation

•	Achieving cost efficiencies and maintaining disciplined expense management

•	Prioritizing key commercial investments in high-return top-line drivers with a focus on ROI

•	Ensuring continued access to capital and financial flexibility

Exploring all strategic and business development opportunities

•	Evaluating all strategic options to maximize Trulance and dolcanatide

•	Execute on Ex-US licensing opportunities for Trulance

•	Leveraging commercial infrastructure and GI expertise

Compensation Risk Management

We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on us.

Compensation Summary

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($) (1)		Other Compensation ($) (2)	Total ($)
Gary S. Jacob Ph.D.	2017	$556,200	$562,034	(3)	$2,851,899	(4)	$31,542	$3,970,133
Executive Chairman (formerly President and Chief Executive Officer)	2016	538,100	305,910		1,706,170		—	2,550,180
	2015	500,000	300,000		3,411,678		—	4,211,678

Troy Hamilton(5)	2017	398,513	166,725		1,243,556		—	1,808,794
Chief Executive Officer and Director (formerly EVP, Chief Commercial Officer)	2016	390,000	177,500		527,682		—	1,095,182
	2015	168,372	75,830		1,118,722		—	1,362,924

Gary G. Gemignani(6)	2017	290,417	124,375		967,443		—	1,382,235
Executive Vice President, Chief Financial Officer	2016
	2015

Patrick Griffin, M.D.	2017	415,300	177,413		—		10,848	592,713
Executive Vice President, Chief Medical Officer	2016	415,000	192,650		527,682		—	1,135,332
	2015	368,333	144,800		682,618		—	1,195,751

Marino Garcia(7)	2017	360,833	136,800		—		—	497,633
Executive Vice President, Chief Strategy Officer	2016
	2015

Kunwar Shailubhai, Ph.D(8)	2017	159,764	—		3,273,381	(4)	581,182	3,433,145
Former Chief Science Officer	2016	371,250	153,038		527,682			1,051,970
	2015	306,000	118,800		1,159,744			1,584,544

Bernard F. Denoyer(9)	2017	125,000	35,625		1,206,342	(4)	95,000	1,366,967
Former Senior Vice President, Finance	2016	244,940	86,250		263,841			595,031
	2015	236,210	72,000		764,250			1,072,460

_____________________________

(1)
Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718, using the Black-Scholes valuation model, without giving effect to the estimate of forfeitures related to service-based vesting conditions. See Note 5 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 regarding assumptions underlying the valuation of our equity awards. These amounts do not correspond to the actual value that may be recognized by our named executive officers.

(2)
Other Compensation for Dr. Jacob and Dr. Griffin relate to reimbursement of non-company sponsored medical benefits and legal fees. Other Compensation for Dr. Shailubhai and Mr. Denoyer relate to severance.

(3)	Amount includes $245,000 for a bonus related to the completion of an equity financing.

(4)
For Dr. Jacob, amount represents the Black-Scholes fair value of previously issued Change in Control options that were modified to immediately vest. For Dr. Shailubhai and Mr. Denoyer, amount represents the Black-Scholes fair value of previously issued Change in Control options that were modified to immediately vest, as well as, change in Black-Scholes fair value for options modified pursuant to severance agreements.

(5)	Mr. Hamilton was appointed Chief Executive Officer on December 19, 2017.

(6)	Mr. Gemignani was appointed Executive Vice President, Chief Financial Officer on April 17, 2017.

(7)	Mr. Garcia was not a named executive officer for fiscal years 2016 and 2015.

(8)	Dr. Shailubhai separated from the Company as Chief Science Officer effective May 23, 2017.

(9)	Mr. Denoyer separated from the Company as Senior Vice President, Finance effective June 30, 2017.

2017 Grants of Plan-Based Awards

The following table sets forth information regarding stock option awards to our named executive officers under our stock option plans during the fiscal year ended December 31, 2017:

Name	Grant Date	Number of Securities Underlying Stock Options	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value (1)
Troy Hamilton	12/19/2017	1,000,000	$2.01	$1,243,556
Gary Gemignani	5/1/2017	375,000	$4.12	$967,443
_____________________________

(1)
Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718, using the Black-Scholes valuation model. See Note 5 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 regarding assumptions underlying the valuation of our equity awards.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options and restricted stock, as well as the exercise prices and expiration dates thereof, as of December 31, 2017:

Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Options Exercise Price Range	Option Expiration Dates	Number of Shares or Units of Restricted Stock That Have Vested (6)
Gary Jacob (1)	5,124,970	913,333	$0.50 - $7.91	7/3/18 – 6/24/26	187,470
Troy Hamilton (2)	350,000	1,325,000	$2.01 - $4.33	5/29/25 – 12/19/27	—
Gary Gemignani (3)	0	375,000	$4.12	5/1/27	—
Patrick Griffin (4)	808,334	241,666	$2.98 - $7.91	5/24/23 – 6/24/26	—
Marino Garcia (5)	571,666	158,334	$3.67 - $7.91	3/10/24 – 6/24/26	—
Kunwar Shailubhai	2,212,526	—	$0.50 - $7.91	7/3/18 – 6/30/20	—
Bernard Denoyer	995,510	—	$0.50 - $7.91	7/3/18 – 6/24/20	—
_____________________________

(1)
The unexercisable options of 300,000 vest one third on July 24, 2018; and 500,000 of which 166,667 vest on September 29, 2018; and 970,000 options vest 323,333 on June 24, 2018 and 323,334 vest on June 24, 2019.

(2)
The unexercisable options of 375,000 vest one third on May 29, 2018; and 300,000 options vest one third on June 24, 2018 and 2019, respectively; 1,000,000 options vest one third on December 19, 2018, 2019 and 2020, respectively.

(3)	The unexercisable options of 375,000 vest one third on May 1, 2018, 2019 and 2020, respectively.

(4)	The unexercisable options of 125,000 options vest 41,667 on July 24, 2018; and 300,000 options vest 100,000 on June 24, 2018 and100,000 on June 24, 2019.

(5)	The unexercisable options of 75,000 options vest one third on July 24, 2018; and 200,000 options vest 66,667 on June 24, 2018 and 66,666 on June 24, 2019.

(6)	The restricted stock awards vested fully on July 3, 2010.

2017 Option Exercises And Stock Vested

There were no exercises of stock options by any of our named executive officers during 2017.

Equity Compensation Plans

Our Plan was approved by our shareholders on June 27, 2017. The purpose of the Plan is to provide a share-related mechanism to attract, retain and motivate qualified executives (including directors), employees and consultants of the company, each referred to herein as a “Participant,” to incentivize such individuals to contribute toward the long-term goals of the company, and to encourage such individuals to acquire shares of the company as long-term investments. The Plan is administered by a committee which shall, from time to time and in its sole discretion, determine those executives, employees and consultants of the company, if any, to whom options are to be granted. Presently, such committee is comprised of the members of the Compensation Committee.

As of April __, 2018, a total of _________ options have been granted and remain outstanding under the Plan and a total of _________options remain available for grant under the Plan.

Our Board of Directors approved the Plan to provide for the granting of either “incentive stock options” or “non-qualified stock options.” The Plan do not pose a limit or restriction on the number of shares, which our Compensation Committee may grant as either incentive or non-qualified stock options. Under present law, however, incentive stock options may only be granted to employees. The granting of incentive stock options allows us to reward key employees for their contribution to our growth and to the appreciation in stockholder value. In not restricting the number of available shares for either incentive or non-qualified stock options, our Compensation Committee will have greater flexibility in determining the type of options that may be granted.

Our Board of Directors approved the Plan to also provide for the granting of restricted stock to eligible participants in addition to, or in lieu of, stock options. The Board of Directors believes that it is prudent to have the flexibility to grant a variety of stock-based awards to eligible grantees, in order to accomplish Synergy’s goal of giving the necessary incentive to our employees, officers, directors and consultants.

Under the Plan, our Compensation Committee has the authority to determine when options will vest and when options may be exercised, subject to applicable law. This provides our Compensation Committee the flexibility necessary to determine the terms and conditions of options that are to be granted. By giving the Compensation Committee the discretion to decide the vesting and exercise periods, our Compensation Committee may tailor option grants to individual grantees, taking into account our performance and the particular contributions made by the grantee.

Optionees receive the right to purchase a specified number of shares of our Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. We may grant options at an exercise price less than, equal to or greater than the fair market value of our Common Stock on the date of grant. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”) may not be granted at an exercise price less than the fair market value of the common stock on the date of grant or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of our voting power. The Plan permits our Compensation Committee to determine how optionees may pay the exercise price of their options, including by cash or check, or a cash equivalent acceptable to our Compensation Committee.

Our Board of Directors has the authority to adopt, amend and repeal the rules, guidelines and practices of the Plan and to interpret its provisions. Subject to any applicable limitations contained in the Plan, our Board of Directors or any committee, member of the Board of Directors or executive officer to whom our Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines:

•	The number of shares of Common Stock covered by options and the dates upon which such options become exercisable;

•	The exercise price of options;

•	The duration of options; and

•
The number of shares of Synergy Common Stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including the conditions for repurchase, issue price and repurchase price.

Employment Agreements and Change in Control Agreements

Gary S. Jacob, Ph.D.

On December 18, 2017, Dr. Gary Jacob, Executive Chairman entered into a seventh amended employment agreement with us. The base salary for Dr. Jacob is $556,200, and the term of this agreement began on January 1, 2013 and ends on December 31, 2019. Dr. Jacob is eligible to receive a cash bonus of up to 50% of his base salary per year based on meeting certain performance objectives and bonus criteria. Dr. Jacob is also eligible to receive a realization bonus in the event that during Dr. Jacob’s employment with us or within 10 years after the date of termination of Dr. Jacob’s employment with us, where we enter into an out-license agreement for our technology or enter into a joint venture in which we contribute such rights to the joint venture where the enterprise value equals or exceeds a minimum of $250 million in the term of the agreement or the license fees we contract to receive equals or exceeds $50 million. The realization bonus will be equal to the enterprise value in the case of a joint venture or the sum of the license fees actually received in the case of an out license, multiplied by 0.5%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets during Dr. Jacob’s employment with us or within 10 years after the date of termination of Dr. Jacob’s employment with us where (i) our enterprise value at the time of the merger or sale equals or exceed $400 million and our stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger or (ii) our enterprise value at the time of the merger or sale or 12 months after the merger or sale equals or exceed $250 million and our stockholders prior to consummation of the merger or sale beneficially own 20% or more of the stock of the surviving entity after consummation of the merge, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 2.5%. In addition, in the event we engage in a merger transaction or a sale of substantially all of our assets where our enterprise value at the time of the merger or sale equals or exceed (i) $1 billion and its stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 3.5% or (ii) $2 billion and its stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger, Dr. Jacob shall receive a bonus in an amount determined by multiplying the enterprise value by 4.5%.

If the employment agreement is terminated by us other than for cause or as a result of Dr. Jacob’s death or permanent disability or if Dr. Jacob terminates his employment for good reason which includes a change of control, Dr. Jacob shall receive (i) a severance payment equal to the higher of the aggregate amount of the Executive’s Base Salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) expense compensation in an amount equal to twelve times the sum of his average base salary during the three full months preceding the termination, (iii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the earlier of the longest period permitted by our stock option plans or ten years following the termination date, (iv) payment in respect of compensation earned but not yet paid and (v) payment of the cost of medical insurance for a period of twelve months following termination.

Troy Hamilton

On December 22, 2017, Troy Hamilton entered into an executive employment agreement with us in which he agreed to serve as Chief Executive Officer. The term of the agreement was effective as of December 13, 2017, continues until December 12, 2018 and is automatically renewed for successive one year periods at the end of each term. Mr. Hamilton’s base salary is $550,000 effective December 13, 2017. He is eligible to receive a cash bonus of up to 60% of his base salary per year at the discretion of the Compensation Committee of the Board of Directors. If the employment agreement is terminated by Synergy other than for cause or as a result of Mr. Hamilton’s death or permanent disability or if Mr. Hamilton terminates his employment for good reason which includes a change of control, Mr. Hamilton shall receive (i) a severance payment equal to the higher of the aggregate amount of his base salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the earlier of the longest period permitted by our stock option plans or ten years following the termination date, (iii) payment in respect of compensation earned but not yet paid and (iv) payment of the cost of medical insurance for a period of twelve months following termination.

Gary G. Gemignani

On April 17, 2017, Gary G. Gemignani entered into an executive employment agreement with us in which he agreed to serve as Executive Vice President, Chief Financial Officer. The term of the agreement was effective as of April 17, 2017, continues until April 16, 2019 and is automatically renewed for successive one year periods at the end of each term. Mr. Gemignani's base salary is $424,350 effective January 1, 2018. He is eligible to receive a cash bonus of up to 45% of his base salary per year at the discretion of the Compensation Committee of the Board of Directors. If the employment agreement is terminated by Synergy other than for cause or as a result of Mr. Gemignani's death or permanent disability or if Mr. Gemignani terminates his employment for good reason which includes a change of control, Mr. Gemignani shall receive (i) a severance payment equal to the higher of the aggregate amount of his base salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the earlier of the longest period permitted by our stock option plans or ten years following the termination date, (iii) payment in respect of compensation earned but not yet paid and (iv) payment of the cost of medical insurance for a period of twelve months following termination.

Patrick H. Griffin

On July 12, 2013, Patrick H. Griffin entered into an amended and restated executive employment agreement with us in which he agreed to serve as Chief Medical Officer. The term of the agreement was effective as of May 27, 2013, continues until May 27, 2014 and is automatically renewed for successive one year periods at the end of each term. Dr. Griffin’s base salary is $429,525 effective January 1, 2018. He is eligible to receive a cash bonus of up to 45% of his base salary per year at the discretion of the Compensation Committee of the Board of Directors. If the employment agreement is terminated by Synergy other than for cause or as a result of Dr. Griffin’s death or permanent disability or if Dr. Griffin terminates his employment for good reason which includes a change of control, Dr. Griffin shall receive (i) a severance payment equal to the higher of the aggregate amount of his base salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the earlier of the longest period permitted by our stock option plans or ten years following the termination date, (iii) payment in respect of compensation earned but not yet paid and (iv) payment of the cost of medical insurance for a period of twelve months following termination.

On January 18, 2016, we entered into an amendment to the employment agreement with Dr. Griffin pursuant to which, among other things, provides that if Dr. Griffin’s employment is terminated by the Company other than for cause or as a result of Dr. Griffin’s death or disability or if Dr. Griffin terminates his employment for good reason and such termination occurs within one year following a change of control, Dr. Griffin shall receive a payment equal to his target bonus for the year in which the termination occurs, on a pro-rated basis.

Marino Garcia

On January 18, 2016, Marino Garcia entered into an amendment to the amended and restated executive employment agreement with us in which he agreed to serve as Senior Vice President, Business Development. The term of the agreement was effective as of March 10, 2014, continues for twelve months and is automatically renewed for successive one year periods at the end of each term. Mr. Garcia was promoted to Executive Vice President, Chief Strategy Officer on March 8, 2016. Mr. Garcia’s base salary is $372,600 effective January 1, 2018. He is eligible to receive a cash bonus of up to 40% of his base salary per year at the discretion of the Compensation Committee of the Board of Directors. Mr. Garcia is also eligible to receive a realization bonus in the event that we engage in a merger transaction or a sale of substantially all of our assets where our enterprise value at the time of the merger or sale equals or exceed $1 billion and its stockholders prior to consummation of the merger or sale beneficially own less than 20% of the stock of the surviving entity after consummation of the merger, Mr. Garcia shall receive a bonus in an amount determined by multiplying the enterprise value by 0.1%.

If the employment agreement is terminated by Synergy other than for cause or as a result of Mr. Garcia’s death or permanent disability or if Mr. Garcia terminates his employment for good reason which includes a change of control, Mr. Garcia shall receive (i) a severance payment equal to the higher of the aggregate amount of his base salary for the then remaining term of the agreement or twelve times the average monthly base salary paid or accrued during the three full calendar months preceding the termination, (ii) immediate vesting of all unvested stock options and the extension of the exercise period of such options to the earlier of the longest period permitted by our stock option plans or ten years following the termination date, (iii) payment in respect of compensation earned but not yet paid and (iv) payment of the cost of medical insurance for a period of twelve months following termination.

Potential Payments Upon Termination Or Change In Control

Other than the provisions of the executive severance benefits to which our Named Executive Officers would be entitled to at December 31, 2017 as set forth above, we have no liabilities under termination or change in control conditions. We do not have a formal policy to determine executive severance benefits. Each executive severance arrangement is negotiated on an individual basis.

The tables below estimate the current value of amounts payable to our named executive officers in the event that a termination of employment occurred on December 31, 2017. The closing price of our common stock, as reported on The NASDAQ Global Select Market, was $2.23 on December 29, 2017. The following tables exclude certain benefits, such as accrued vacation, that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change in control and/or the named executive officer’s qualifying separation from Synergy.

Gary S. Jacob, Ph.D.

Termination By Synergy Without Cause or by Executive for Good Reason (1)
Value of Option Shares Accelerated (2)	$—
Cash Payments (3)	$1,429,417

Total Cash Benefits and Payments	$1,429,417
_____________________________

(1)
Relates to the termination of Executive’s employment: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Dr. Jacob for good reason within 12 months after a change of control, (c) by us without cause at any time upon or within 12 months after a change of control, or (d) by us without cause outside of a change of control.

(2)	Excludes 913,333 unvested out-of-the-money stock options as of December 31, 2017, that would be subject to accelerated vesting.

(3)	Excludes realization bonus in the event of a change of control.

Troy Hamilton

Termination By Synergy Without Cause or by Executive for Good Reason (1)
Value of Option Shares Accelerated (2)	$—
Cash Payments	$751,000

Total Cash Benefits and Payments	$751,000
_____________________________

(1)
Relates to the termination of Executive’s employment: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Executive for good reason within 12 months after a change of control, (c) by us without cause at any time upon or within 12 months after a change of control, or (d) by us without cause outside of a change of control.

(2)	Excludes 1,325,000 unvested out-of-the-money stock options as of December 31, 2017, that would be subject to accelerated vesting.

Gary G. Gemignani

Termination By Synergy Without Cause or by Executive for Good Reason (1)
Value of Option Shares Accelerated (2)	$—
Cash Payments	$678,890

Total Cash Benefits and Payments	$678,890
_____________________________

(1)
Relates to the termination of Executive’s employment: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Mr. Gemignani for good reason within 12 months after a change of control, (c) by us without cause at any time upon or within 12 months after a change of control, or (d) by us without cause outside of a change of control.

(2)	Excludes 375,000 unvested out-of-the-money stock options as of December 31, 2017, that would be subject to accelerated vesting.

Patrick Griffin, M.D.

Termination By Synergy Without Cause or by Executive for Good Reason (1)
Value of Option Shares Accelerated (2)	$—
Cash Payments	$562,168

Total Cash Benefits and Payments	$562,168
_____________________________

(1)
Relates to the termination of Executive’s employment: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Executive for good reason within 12 months after a change of control, (c) by us without cause at any time upon or within 12 months after a change of control, or (d) by us without cause outside of a change of control.

(2)	Excludes 241,666 unvested out-of-the-money stock options as of December 31, 2017, that would be subject to accelerated vesting.

Marino Garcia

Termination By Synergy Without Cause or by Executive for Good Reason (1)
Value of Option Shares Accelerated (2)	$—
Cash Payments(3)	$483,120

Total Cash Benefits and Payments	$483,120
_____________________________

(1)
Relates to the termination of Executive’s employment: (a) by us without cause within 12 months prior to a change of control that was pending during such 12 month period, (b) by Executive for good reason within 12 months after a change of control, (c) by us without cause at any time upon or within 12 months after a change of control, or (d) by us without cause outside of a change of control.

(2)	Excludes 158,334 unvested out-of-the-money stock options as of December 31, 2017, that would be subject to accelerated vesting.

(3)	Excludes realization bonus in the event of a change of control.

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our principal executive officer to our median employee’s annual total compensation. On the median employee determination date, October 31, 2017, the principal executive officer of Synergy was Gary S. Jacob, Ph.D. (who is presently our Executive Chairman). For 2017, the annual total compensation for Dr. Jacob as reported in the Summary Compensation table was $3,970,133, and for our median employee (as discussed below) was $216,895, resulting in a pay ratio of approximately 18:1.

In accordance with Item 402(u) of Regulation S-K, we identified the median employee by (i) aggregating for each applicable employee (A) base salary as of October 31, 2017 (the median employee determination date), (B) the target bonus for 2017, (C) the estimated accounting value of any equity awards granted during 2017, and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Dr. Jacob, whether employed on a full-time, part-time, or seasonal basis. As a result of this process, we identified an employee whose compensation was determined to be anomalous. Therefore, we exercised discretion permitted by SEC rules to select an alternate median employee, whose compensation was viewed to be more representative of employees at or near the median. The selected employee was located immediately below the median.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation of Directors

Upon election to the Board, each non-employee director receives a grant of 45,000 stock options vesting over three years and having an exercise price equal to the fair market value of the common stock on the date of grant. Non-employee directors also receive an annual stock option grant of 62,500 stock options, all of which vest one year after date of grant.

Non-employee and non-consultant directors also receive the following in annual cash fees for serving on the Board and board committees, effective as of October 1, 2016:

Non-employee Board Member Annual fee	$45,000

Committee Chairs:
Audit Committee	$20,000
Compensation Committee	$15,000
Corporate Governance/Nominating Committee	$10,000
Compliance Committee	$15,000
Commercial Committee	$15,000
Lead Independent Director	$20,000

Committee Members:
Audit Committee Member (2 members)	$10,000
Compensation Committee (3 members)	$7,500
Governance/Nominating Committee (2 members)	$5,000
Commercial Committee (2 members, no Chairman)	$7,500
Compliance Committee (2 members)	$7,500

DIRECTOR COMPENSATION

Director Compensation Table for 2017

The following table sets forth summary information concerning the total compensation earned by our non-employee directors in 2017 for services to our company:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (7)	Total ($)
Melvin K. Spigelman (1)	82,500	170,388	252,888
John P. Brancaccio (2)	80,000	170,388	250,388
Thomas H. Adams (3)	65,000	170,388	235,388
Alan Joslyn (4)	57,500	170,388	227,888
Richard J. Daly (5)	70,000	170,388	240,388
Timothy S. Callahan (6)	77,500	170,388	247,888
_____________________________

(1)	As of December 31, 2017, 509,614 stock options were outstanding, of which 440,762 were exercisable.

(2)	As of December 31, 2017, 491,444 stock options were outstanding, of which 422,592 were exercisable.

(3)	As of December 31, 2017, 419,496 stock options were outstanding, of which 350,644 were exercisable.

(4)	As of December 31, 2017, 322,020 stock options were outstanding, of which 253,168 were exercisable.

(5)	As of December 31, 2017, 189,056 stock options were outstanding, of which 105,204 were exercisable.

(6)	As of December 31, 2017, 189,056 stock options were outstanding, of which 105,204 were exercisable.

(7)
Amounts represent the aggregate grant date fair value in accordance with FASB ASC Topic 718, using the Black-Scholes valuation model, without giving effect to the estimate of forfeitures related to service-based vesting conditions. See Note 5 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 regarding assumptions underlying the valuation of our equity awards. These amounts do not correspond to the actual value that may be recognized by our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons, in accordance with its charter and the Nasdaq marketplace rules.

Transactions between us and one or more related persons may present risks or conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics requires all employees, officers and directors to avoid activities or relationships that conflict, or may be perceived to conflict, with our interests or adversely affect our reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate so long as there is full disclosure of the interest of the related parties in the transaction and review and approval by disinterested directors to ensure there is a legitimate business reason for the transaction and that the transaction is fair to us and our stockholders.

In connection with its review and approval or ratification, if appropriate, of any related party transaction, our Audit Committee is to consider whether the transaction will compromise standards included in our Code of Ethics. In the case of any related party transaction involving an outside director or nominee for director, the Audit Committee also is to consider whether the transaction will compromise the director’s status as an independent director as prescribed in the Nasdaq marketplace rules.

All of our related party transactions will be disclosed in our filings with the SEC in accordance with SEC rules.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

We will bear the cost of soliciting proxies in the accompanying form. In addition to the use of the mails, proxies may also be solicited by our directors, officers or other employees, personally or by telephone, facsimile or email, none of whom will be compensated separately for these solicitation activities.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, Synergy will cancel your previously submitted proxy.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Secretary at (212) 297-0020, or submit a request in writing to our Secretary, Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Reports and Form 10-K

Additional copies of Synergy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 may be obtained without charge by writing to the Secretary, Synergy Pharmaceuticals Inc., 420 Lexington Avenue, Suite 2012, New York, New York 10170.

By Order of the Board of Directors

/s/ Gary G. Gemignani
Gary G. Gemignani
Secretary
April __, 2018

PROXY CARD

SYNERGY PHARMACEUTICALS INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON JUNE __, 2018
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Troy Hamilton and Gary G. Gemignani, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Synergy Pharmaceuticals Inc. (the "Company"), which the undersigned would be entitled to vote, at the Company's Annual Meeting of Stockholders to be held on June __, 2018 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

IMPORTANT--This Proxy must be signed and dated on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June __, 2018 at 9:00 a.m. local time at the offices of Sheppard Mullin Richter & Hampton LLP, located at 30 Rockefeller Plaza, New York, New York 10112. The proxy statement and 2017 annual report on Form 10-K are available at www.pstvote.com/synergy2018.

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Synergy Pharmaceuticals Inc. to be held at the offices of Sheppard Mullin Richter & Hampton LLP, located at 30 Rockefeller Plaza, New York, New York 10112, on Tuesday, June __, 2018, beginning at 9:00 a.m. local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED AND
FOR PROPOSALS 2, 3, 4, 5 AND 6.

1. Election of Directors	FOR	WITHHOLD
Nominees
01-Gary S. Jacob	☐	☐
02-Troy Hamilton	☐	☐
03-Melvin K. Spigelman	☐	☐
04-John P. Brancaccio	☐	☐
05-Thomas H. Adams	☐	☐
06-Alan F. Joslyn	☐	☐
07-Richard J. Daly	☐	☐
08-Timothy S. Callahan	☐	☐
2. Approval of advisory vote on executive compensation	FOR ☐	AGAINST ☐	ABSTAIN ☐
3. Approval of a three-year frequency for holding an advisory vote on executive compensation	1 YEAR ☐	2 YEARS ☐	3 YEARS ☐	ABSTAIN ☐
4. Proposal to ratify BDO USA, LLP as Synergy's independent registered public accountants for fiscal year ending December 31, 2018.	FOR ☐	AGAINST ☐	ABSTAIN ☐
5. Amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance from 400,000,000 to 500,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
6. Amendment to our 2017 Equity Incentive Plan to increase the number of shares approved from 9,000,000 to 19,400,000	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please indicate if you plan to attend this meeting: ☐     Yes    ☐    No

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated:________________, 2018

Signature ____________________________________

Signature ____________________________________
(Joint Owners)

Name (printed) _______________________________

Title ______________________________________

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF TWO WAYS:

1.    VOTE BY INTERNET:
Log-on to www.pstvote.com/synergy2018
Enter your control number printed below
Vote your proxy by checking the appropriate boxes
Click on “Accept Vote”

OR

2.    VOTE BY MAIL: If you do not wish to vote over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on June __, 2018.
Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.

Annex A
CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SYNERGY PHARMACEUTICALS INC.
(a Delaware Corporation)
PURSUANT TO SECTIONS 242 OF THE
DELAWARE GENERAL CORPORATION LAW
        SYNERGY PHARMACEUTICALS INC., a corporation existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that:
        1.     The name of the Corporation is Synergy Pharmaceuticals Inc. The date of filing the original Certificate of Incorporation with the Secretary of State of Delaware was February 11, 1992 (the "Original Certificate"). The Original Certificate was amended and restated by the Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on December 24, 1997 (the "Amended and Restated Certificate"). The Amended and Restated Certificate was amended and restated by the Second Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on February 2, 2012, as amended on January 15, 2013, June 11, 2015 and July 5, 2017 (the "Second Amended and Restated Certificate").
        2.     Article FOURTH of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby superseded and replaced as follows:
" A.    Number and Class of Shares Authorized; Par Value.
        The Corporation is authorized to issue the following shares of capital stock:
        (1)    Common Stock.    The aggregate number of shares of common stock (referred to in this Certificate of Incorporation as "Common Stock") which the Corporation shall have authority to issue is 500,000,000 with a par value of $0.0001 per share.
        (2)    Preferred Stock.    The aggregate number of shares of preferred stock (referred to in this Certificate of Incorporation as "Preferred Stock") which the Corporation shall have authority to issue is 20,000,000 with a par value of $.001 per share.
        B.    Description of Shares of Preferred Stock.
        The terms, preferences, limitations and relative rights of the shares of Preferred Stock are as follows:
        (1)   The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited (including, by way of illustration and not limitation, in excess of one vote per share), or without voting powers, and with such designations, preferences and relative participating, option or other rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:
        (a)   The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors; and
        (b)   The rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative; and
        (c)   Whether shares of such series shall be redeemed, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares; and
        (d)   The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; and

        (e)   The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock, other securities, or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and
        (f)    The voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher number of votes per share as may be designated by the Board of Directors; and
        (g)   The preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock with the Corporation.
        (2)   Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series. When payment of the consideration for which shares of Preferred Stock are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable.
        C.    Common Stock Voting Rights.
        Each record holder of Common Stock shall be entitled to one vote for each share held. Holders of Common Stock shall have no cumulative voting rights in any election of directors of the Corporation."
        3.     The foregoing amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted by the Corporation's Board of Directors in accordance with the applicable provisions of Section 141 and 242 of the General Corporation Law of the State of Delaware and duly adopted by a majority of the outstanding shares of the Corporation's common stock in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware at an annual meeting of the stockholders duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.
        IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this    day of                        , 2018.

Troy Hamilton Chief Executive Officer

Annex B

SYNERGY PHARMACEUTICALS INC.

2017 EQUITY INCENTIVE PLAN, AS AMENDED

1. Purpose. The purpose of the Synergy Pharmaceuticals Inc. 2017 Equity Incentive Plan, as amended, is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, managers, employees, consultants and advisors of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2. Definitions. The following definitions shall be applicable throughout this Plan:

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest as determined by the Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award or Performance Compensation Award granted under this Plan.

(c) “Award Agreement” means an agreement made and delivered in accordance with Section 15(a) of this Plan evidencing the grant of an Award hereunder.

(d) “Board” means the Board of Directors of the Company.

(e) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by federal law or executive order to be closed.

(f) “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar document or policy between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Cause” contained therein), (A) a material breach or material default (including, without limitation, any material dereliction of duty) by Participant of any agreement between the Participant and the Company, except for any such breach or default which is caused by the physical disability of the Participant (as determined by a neutral physician), or a repeated failure by the Participant to follow the direction of a duly authorized representative of the Company; (B) gross negligence, willful misfeasance or breach of fiduciary duty to the Company or Affiliate of the Company by the Participant; (C) the commission by the Participant of an act or omission involving fraud, embezzlement, misappropriation or dishonesty in connection with the Participant’s duties to the Company or Affiliate of the Company or that is otherwise likely to be injurious to the business or reputation of the Company or its Affiliates; or (D) the Participant’s conviction of, indictment for, or pleading guilty or nolo contendere to,  any (x) felony or (y) other crime involving fraud or moral turpitude. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(g) “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) A tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the commencement of such offer), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(ii) The Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction); provided, that a merger or consolidation of the Company with another company which is controlled by persons owning more than 50% of the outstanding voting securities of the Company shall constitute a Change in Control unless the Committee, in its discretion, determine otherwise, or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(iii) The Company shall sell substantially all of its assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to such transaction), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates;

(iv) A Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by (A) the shareholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), or (B) any employee benefit plan of the Company or its Subsidiaries, and their Affiliates; or

(v) The individuals who, as of the date hereof, constitute the members of the Board (the “Current Board Members”) cease, by reason of a financing, merger, combination, acquisition, takeover or other non-ordinary course transaction affecting the Company, to constitute at least a majority of the members of the Board unless such change is approved by the Current Board Members.

For purposes of this Section 2(g), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.  If the timing of payments provided under an Award Agreement is based on or triggered by a Change in Control then, to extent necessary to avoid violating Section 409A, a Change in Control must also constitute a Change in Control Event as defined under Section 409A.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. References in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance issued by any governmental authority under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i) “Committee” means a committee of at least two people as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board. Unless altered by an action of the Board, the Committee shall be the Compensation Committee of the Board.

(j) “Common Shares” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common shares may be converted or into which they may be exchanged).

(k) “Company” means Synergy Pharmaceuticals Inc., a Delaware corporation, together with its successors and assigns.

(l) “Current Board Members” has the meaning given such term in the definition of “Change in Control.”

(m) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(n) “Disability” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) “Disability” as defined in any employment or consulting agreement or similar document or policy in effect between the Participant and the Company or an Affiliate or (ii) in the absence of any such employment or consulting agreement, document or policy (or the absence of any definition of “Disability” contained therein), the inability of the Participant to perform the essential functions of the Participant’s job by reason of a physical or mental infirmity, for a period of three (3) consecutive months or for an aggregate of six (6) months in any twelve (12) consecutive month period. The determination of whether a Participant has incurred a permanent and total disability shall be made by a physician designated by the Committee, whose determination shall be final and binding.

(o) “Effective Date” means the date as of which this Plan is adopted by the Board, subject to Section 3 of this Plan.

(p) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

(q) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; or (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act.

(r) “Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in this Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance issued by any governmental authority under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s) “Exercise Price” has the meaning given such term in Section 7(b) of this Plan.

(t) “Fair Market Value”, unless otherwise provided by the Committee in accordance with all applicable laws, rules regulations and standards, means, on a given date, (i) if the Common Shares are listed on a national securities exchange, the closing sales price on the principal exchange of the Common Shares on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Shares are not listed on a national securities exchange, the mean between the bid and offered prices as quoted by any nationally recognized interdealer quotation system for such date, provided that if the Common Shares are not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Section 409A.

(u) “Immediate Family Members” shall have the meaning set forth in Section 15(b) of this Plan.

(v) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in this Plan.

(w) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of this Plan.

(x) “Negative Discretion” shall mean the discretion authorized by this Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(y) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(z) “Option” means an Award granted under Section 7 of this Plan.

(aa) “Option Period” has the meaning given such term in Section 7(c) of this Plan.

(bb) “Participant” means an Eligible Person who has been selected by the Committee to participate in this Plan and to receive an Award pursuant to Section 6 of this Plan.

(cc) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of this Plan.

(dd) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under this Plan.

(ee) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ff) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(gg) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(hh) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of this Plan.

(ii) “Person” has the meaning given such term in the definition of “Change in Control.”

(jj) “Plan” means this Synergy Pharmaceuticals Inc. 2017 Equity Incentive Plan, as amended from time to time.

(kk) “Retirement” means the fulfillment of each of the following conditions: (i) the Participant is in good standing with the Company and/or an Affiliate of the Company as determined by the Committee; (ii) the voluntary termination by a Participant of such Participant’s employment or service to the Company and/or an Affiliate and (iii) that at the time of such voluntary termination, the sum of: (A) the Participant’s age (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) and (B) the Participant’s years of employment or service with the Company (calculated to the nearest month, with any resulting fraction of a year being calculated as the number of months in the year divided by 12) equals at least 62 (provided that, in any case, the foregoing shall only be applicable if, at the time of such Retirement, the Participant shall be at least 55 years of age and shall have been employed by or served with the Company for no less than five years).

(ll) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(mm) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(nn) “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(oo) “SAR Period” has the meaning given such term in Section 8(c) of this Plan.

(pp) “Section 409A” means Section 409A of the Code (together with all Treasury Regulations, guidance, compliance programs, and other interpretative authority thereunder.

(qq) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in this Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other official interpretative guidance issued by any governmental authority under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(rr) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of this Plan which meets all of the requirements of Section 1.409A-1(b)(5)(i)(B) of the Treasury Regulations.

(ss) “Stock Bonus Award” means an Award granted under Section 10 of this Plan.

(tt) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value of Common Shares on the Date of Grant.

(uu) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership or limited liability company (or any comparable foreign entity) (a) the sole general partner or managing member (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners or managing members (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(vv) “Substitute Award” has the meaning given such term in Section 5(e).

(ww) “Treasury Regulations” means any regulations, whether proposed, temporary or final, promulgated by the U.S. Department of Treasury under the Code, and any successor provisions.

3. Effective Date; Duration. The Plan shall be effective on June 27, 2017, the date on which it is approved by the stockholders of the Company, which date shall be within twelve (12) months before or after the date of the Plan’s adoption by the Board. The expiration date of this Plan, on and after which date no Awards may be granted hereunder, shall be June 27, 2027, the tenth anniversary of the date on which the Plan was approved by the stockholders of the Company; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer this Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under this Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under this Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under this Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Whether a quorum is present shall be determined based on the Committee’s charter as approved by the Board.

(b) Subject to the provisions of this Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan and its charter, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

(c) The Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and types of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under this Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code. The acts of such delegates shall be treated as acts of the Committee, and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards granted.

(d) Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award or any documents evidencing Awards granted pursuant to this Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee, delegate of the Committee or any employee, advisor or agent of the Company or the Board or the Committee (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from (and the Company shall pay or reimburse on demand for) any loss, cost, liability, or expense (including court costs and attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under this Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which any such Indemnifiable Person may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under this Plan.

5. Grant of Awards; Shares Subject to this Plan; Limitations.

(a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons. No more than five percent (5%) of the aggregate number of Common Shares available for issuance pursuant to Section 5(b) hereof may be granted pursuant to Awards that are eligible to vest prior to the first anniversary of the Date of Grant. No Participant shall be eligible to receive or accrue dividends or dividend equivalent rights with respect to the Common Shares subject to an unvested Award, including without limitation, an Award of Stock Appreciation Rights or Restricted Stock Units.

(b) Subject to Section 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of 10,400,000 Common Shares.

(c) Common Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall be available again for Awards under this Plan at the same ratio at which they were previously granted. Notwithstanding the foregoing, the following Common Shares shall not be available again for Awards under the Plan: (i) shares tendered or held back upon the exercise of an Option or settlement of an Award to cover the Exercise Price of an Award; (ii) shares that are used or withheld to satisfy tax withholding obligations of the Participant; (iii) shares subject to a

Stock Appreciation Right that are not issued in connection with the stock settlement of the SAR upon exercise thereof; and (iv) shares purchased in the open market using proceeds received upon the exercise of an Option.

(d) Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or any combination of the foregoing.

(e) Subject to compliance with Section 1.409A-3(f) of the Treasury Regulations, Awards may, in the sole discretion of the Committee, be granted under this Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan.

(f) Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 12), the Committee shall not grant to any one Eligible Person in any one calendar year Awards (i) for more than 50% of the Available Shares in the aggregate or (ii) payable in cash in an amount exceeding $10,000,000 in the aggregate.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in this Plan.

7. Options.

(a) Generally. Each Option granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. All Options granted under this Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Notwithstanding any designation of an Option, to the extent that the aggregate Fair Market Value of Common Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

(b) Exercise Price. The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant; and, provided further, that notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and as set forth in the applicable Award Agreement, and shall expire after such period, not to exceed ten (10) years from the Date of Grant, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate; and, provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

(i) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for:

(A) one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), or, with respect to an Incentive Stock Option, three (3) months following such termination, but not later than the expiration of the Option Period;

(B) for directors, officers and employees of the Company only, for six (6) months following termination of employment or service by reason of such Participant’s Retirement, or, with respect to an Incentive Stock Option, three (3) months following such termination, but not later than the expiration of the Option Period;

(C) ninety (90) days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and

(ii) both the unvested and the vested portion of an Option shall immediately expire upon the termination of the Participant’s employment or service by the Company for Cause.

Notwithstanding the foregoing provisions of Section 7(c) and consistent with the requirements of applicable law, the Committee, in its sole discretion, may extend the post-termination of employment period during which a Participant may exercise vested Options.

(d) Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to the exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and/or foreign income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award Agreement accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check (subject to collection), cash equivalent and/or vested Common Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided, however, that such Common Shares are not subject to any pledge or other security interest and; (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value (as determined by the Committee in its discretion) on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under this Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f) Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Any Option granted under this Plan may include tandem SARs (i.e., SARs granted in conjunction with an Award of Options under this Plan). The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Exercise Price. The Exercise Price per Common Share for each Option granted in connection with a SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

(i) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for:

(A) one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the SAR Period;

(B) for directors, officers and employees of the Company only, for six (6) months following termination of employment or service by reason of such Participant’s Retirement, but not later than the expiration of the SAR Period;

(C) ninety (90) days following termination of employment or service for any reason other than such Participant’s death, Disability or Retirement, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and

(ii) both the unvested and the vested portion of a SAR shall expire immediately upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Common Shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in Common Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional Common Share shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, that holders of Restricted Stock may not vote or receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of Performance Goals or otherwise, as the Committee determines at the time of the grant of an Award or thereafter. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Common Shares are paid in settlement of such Awards.

(b) Restricted Accounts; Escrow or Similar Arrangement. Unless otherwise determined by the Committee, upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void ab initio. No Participant shall have voting rights with respect to any Awards of Restricted Stock. A Participant holding Restricted Stock granted hereunder shall not have the right to receive dividends on the Restricted Stock during the Restriction Period. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award Agreement, the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon the termination of employment or service of the Participant granted the applicable Award.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share).

(ii) Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion and subject to the requirements of Section 409A, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

10. Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under this Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement.

11. Performance Compensation Awards.

(a) Generally. The provisions of the Plan are intended to enable Options and Stock Appreciation Rights granted hereunder to certain Eligible Persons to qualify for an exemption under Section 162(m) of the Code. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of this Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing, as determined by the Committee, which criteria may be based on one or more of the following business criteria: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation. Any one or more of the Performance Criteria adopted by the Committee may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time during the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by, or in service to, the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in this Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of this Plan.

(f) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed in order to comply with the short-term deferral rules under Section 1.409A-1(b)(4) of the Treasury Regulations. Notwithstanding the foregoing, payment of a Performance Compensation Award may be delayed, as permitted by Section 1.409A-2(b)(7)(i) of the Treasury Regulations, to the extent that the Company reasonably anticipates that if such payment were made as scheduled, the Company’s tax deduction with respect to such payment would not be permitted due to the application of Section 162(m) of the Code.

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate in order to prevent dilution or enlargement of rights, then the Committee shall make any such adjustments that are equitable, including, without limitation, adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under this Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of this Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals). All adjustments shall be made in good faith compliance with Section 409A.

13. Effect of Change in Control. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall specify otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make any of the following adjustments (or any combination thereof) in the terms and conditions of outstanding

Awards:  (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of equity, equity-based and/or cash awards with substantially the same terms for outstanding Awards (excluding the security deliverable upon settlement of the Awards), including, in the case of Options, substitution by the surviving company or corporation or its parent of restricted stock or other equity, which may be subject to substantially the same vesting and/or forfeiture terms as such Options, in an amount equal to the intrinsic value of such Options; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (e) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Common Shares, other property or any combination thereof) as determined in the sole discretion of the Committee and which value may be zero; provided, that, in the case of Options and Stock Appreciation Rights or similar Awards, (x) such fair value may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of Common Shares subject to such Awards (or, if no such consideration is paid, the Fair Market Value of the Common Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Exercise Price or Strike Price, as applicable, with respect to such Awards or the portion thereof being canceled (or if no such excess, zero), and (y) to the extent that the Options, Stock Appreciation Rights or similar Awards are not then vested, such excess may be paid in restricted stock or other equity, which may be subject to substantially the same vesting and/or forfeiture terms as such Options, Stock Appreciation Rights or similar awards, in an amount equal to the intrinsic value of such Options, Stock Appreciation Rights or similar Awards.

14. Amendments and Termination.

(a) Amendment and Termination of this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, that (i) no amendment to the definition of Eligible Person in Section 2(q), Section 5(b), Section 11(c) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan (including, without limitation, as necessary to comply with any rules or requirements of any national securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); and, provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, however that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

(c) Prohibition on Repricing.  Subject to Section 5, the Committee shall not, without the approval of the stockholders of the Company (i) reduce the exercise price, or cancel and reissue options so as to in effect reduce the exercise price or (ii) change the manner of determining the exercise price so that the exercise price is less than the fair market value per share of Common Stock. Neither the Company nor the Committee shall, without prior stockholder approval, allow for a cash buyout of underwater options or SARs.

15. General.

(a) Award Agreements. Each Award under this Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. The Company’s failure to specify any term of any Award in any particular Award Agreement shall not invalidate such term, provided such terms was duly adopted by the Board or the Committee.

(b) Nontransferability; Trading Restrictions.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, with or without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of this Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan.

(iii) The terms of any Award transferred in accordance with subparagraph (ii) above shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under this Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of this Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Plan and the applicable Award Agreement.

(iv) The Committee shall have the right, either on an Award-by-Award basis or as a matter of policy for all Awards or one or more classes of Awards, to condition the delivery of vested Common Shares received in connection with such Award on the Participant’s agreement to such restrictions as the Committee may determine.

(c) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. In addition, the Committee, in its discretion, may make arrangements mutually agreeable with a Participant who is not an employee of the Company or an Affiliate to facilitate the payment of applicable income and self-employment taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award Agreement. By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under this Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of this Plan or outstanding Awards (or establish a sub-plan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for such Participants, the Company or its Affiliates.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation filed with the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Upon the occurrence of a Participant’s divorce (as evidenced by a final order or decree of divorce), any spousal designation previously given by such Participant shall automatically terminate.

(g) Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate for purposes of this Plan unless the Committee, in its discretion, determines otherwise.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in this Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under this Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of this Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless doing so would violate Section 409A, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof. The Committee shall have the discretion to consider and take action to mitigate the tax consequence to the Participant in cancelling an Award in accordance with this clause.

(j) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of this Plan or any Award shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and/or its Affiliates and/or any other information furnished in connection with this Plan by any agent of the Company or the Committee or the Board, other than himself.

(n) Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions.

(p) Severability. If any provision of this Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws in the manner that most closely reflects the original intent of the Award or the Plan, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r) Code Section 162(m) Approval. If so determined by the Committee, the provisions of this Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(s) Expenses; Gender; Titles and Headings. The expenses of administering this Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

(t) Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(u) Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, the requirements of Section 409A. The Plan and all Awards granted under this Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. In no event shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant under Section 409A or any damages for failing to comply with Section 409A. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (within the meaning of Section 1.409A-1(i) of the Treasury Regulations)  as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter.  Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made. A termination of employment or service shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment or service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A.  For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service,” or like terms shall mean “separation from service.”

(v) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under this Plan.